                                                                    EXHIBIT 10.1

                             KELLY BROADCASTING CO.

                          AGREEMENT AND PLAN OF MERGER



                          dated as of August 21, 1998

                                     among

                            KELLY BROADCASTING CO.,

                               J.S. KELLY L.L.C.,

                               G.G. KELLY L.L.C.,

                                ROBERT E. KELLY,

                         HEARST-ARGYLE TELEVISION, INC.

                                      and

                            KELLY ACQUISITION CORP.


                                     TABLE OF CONTENTS

                                        ARTICLE I

                                       DEFINITIONS
   1.01.  Certain Defined Terms.........................................................   2
   1.02.  Other Defined Terms...........................................................   5
                                        ARTICLE II

                                        THE MERGER
   2.01.  The Merger....................................................................   7
   2.02.  Closing.......................................................................   7
   2.03.  Effective Time................................................................   7
   2.04.  Effect of the Merger..........................................................   8
   2.05.  Articles of Incorporation; Bylaws.............................................   8
   2.06.  Directors and Officers of Surviving Corporation...............................   8
   2.07.  Merger Consideration..........................................................   8
   2.08.  Payment of Merger Consideration...............................................   9
   2.09.  Working Capital Adjustments...................................................   9
                                        ARTICLE III

                        REPRESENTATIONS AND WARRANTIES REGARDING KBC
   3.01.  Organization of KBC...........................................................  12
   3.02.  Authorization, Execution and Delivery by KBC..................................  13
   3.03.  Partners; Partnership Interests...............................................  13
   3.04.  No Conflict...................................................................  13
   3.05.  Consents and Approvals........................................................  14
   3.06.  Financial Information.........................................................  14
   3.07.  Absence of Undisclosed Liabilities............................................  14
   3.08.  Absence of Certain Changes or Events..........................................  14
   3.09.  Absence of Litigation.........................................................  16
   3.10.  Compliance with Laws..........................................................  16
   3.11.  FCC Licenses and Reports and Records..........................................  17
   3.12.  Material Contracts............................................................  17
   3.13.  Property......................................................................  18
   3.14.  Employment Matters............................................................  19

   3.15.  Taxes.........................................................................  20
   3.16.  Brokers.......................................................................  21
   3.17.  Affiliate Transactions........................................................  21
   3.18.  Environmental Matters.........................................................  21
   3.19.  Sufficiency of Assets.........................................................  21
   3.20.  Intellectual Property Rights..................................................  22
                                          ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES OF THE PARTNERS
   4.01.  Incorporation of Partners; Authorization, Execution and Delivery by Partners..  22
   4.02.  No Conflict...................................................................  23
   4.03.  Consents and Approvals........................................................  23
   4.04.  Title to Partnership Interests................................................  23
                                          ARTICLE V

                  REPRESENTATIONS AND WARRANTIES OFTHE PURCHASER AND MERGER SUB
   5.01.  Incorporation of the Purchaser and Merger Sub.................................  24
   5.02.  Authorization, Execution and Delivery by the Purchaser and Merger Sub.........  24
   5.03.  No Conflict...................................................................  24
   5.04.  Consents and Approvals........................................................  25
   5.05.  Absence of Litigation.........................................................  25
   5.06.  Financing.....................................................................  25
   5.07.  Ownership of Merger Sub; No Prior Activities..................................  25
   5.08.  Qualification of Purchaser....................................................  26
   5.09.  Brokers.......................................................................  26
                                          ARTICLE VI

                                     ADDITIONAL AGREEMENTS
   6.01.  Conduct of Business Prior to the Effective Time...............................  26
   6.02.  Access to Information.........................................................  28
   6.03.  Confidentiality...............................................................  29
   6.04.  Regulatory Consents and Approvals; Third Party Consents.......................  29
   6.05.  Investigation.................................................................  30
   6.06.  Pre-Closing Transfer of Assets................................................  31
   6.07.  Change of Name of Business....................................................  31
   6.08.  Release of Indebtedness.......................................................  31

   6.09.  Obtaining Funds Necessary to Pay Purchase Price...............................  31
   6.10.  Further Action................................................................  31
   6.11.  Cooperation on Financial Statements...........................................  32
                                        ARTICLE VII

                                      EMPLOYEE MATTERS
   7.01.  Continuation of Benefits......................................................  32
   7.02.  Service Credit................................................................  32
   7.03.  Defined Contribution Plan.....................................................  33
   7.04.  Section 125 Plan..............................................................  33
                                        ARTICLE VIII

                                        TAX MATTERS
   8.01.  General.......................................................................  34
   8.02.  Allocation of Tax Liabilities; Tax Indemnities................................  34
   8.03.  Tax Returns...................................................................  35
   8.04.  Refunds and Tax Benefits......................................................  36
   8.05.  Contests......................................................................  36
   8.06.  Conveyance Taxes..............................................................  37
   8.07.  Cooperation on Tax Matters....................................................  38
   8.08.  Allocation of KBC Purchase Price..............................................  38
   8.09.  Miscellaneous.................................................................  39
                                        ARTICLE IX

                                  CONDITIONS TO THE MERGER
   9.01.  Conditions to Obligations of KBC and the Partners.............................  39
   9.02.  Conditions to Obligations of the Purchaser and Merger Sub.....................  41
                                        ARTICLE X

                                     INDEMNIFICATION
   10.01.  Survival of Representations and Warranties...................................  43
   10.02.  Indemnification by the Indemnifying Partners.................................  43
   10.03.  Indemnification by the Purchaser.............................................  44
   10.04.  Indemnification Procedures...................................................  45

   10.05.  Tax Matters..................................................................  46
                                           ARTICLE XI

                               TERMINATION, AMENDMENT AND WAIVER
   11.01.  Termination..................................................................  46
   11.02.  Effect of Termination........................................................  47
   11.03.  Waiver.......................................................................  47
                                           ARTICLE XII

                                        GENERAL PROVISIONS
   12.01.  Expenses.....................................................................  47
   12.02.  Notices......................................................................  48
   12.03.  Public Announcements.........................................................  49
   12.04.  Headings.....................................................................  49
   12.05.  Severability.................................................................  49
   12.06.  Entire Agreement.............................................................  49
   12.07.  Assignment...................................................................  49
   12.08.  No Third-Party Beneficiaries.................................................  49
   12.09.  Amendment....................................................................  50
   12.10.  Governing Law................................................................  50
   12.11.  Counterparts.................................................................  50

          KELLY BROADCASTING CO. AGREEMENT AND PLAN OF MERGER, dated as of August 21, 1998, among KELLY BROADCASTING CO., a California limited partnership ("KBC"), J.S. KELLY, L.L.C., a Delaware limited liability company ("JSK" or the
  ---                                                               ---
"General Partner"), G.G. KELLY, L.L.C., a Delaware limited liability company
 ---------------
("GGK"), ROBERT E. KELLY (each of JSK, GGK and Robert E. Kelly being a "Partner"
 -----                                                                  -------
and together, the "Partners"), HEARST-ARGYLE TELEVISION, INC., a Delaware
                   --------
corporation (the "Purchaser"), and KELLY ACQUISITION CORP., a Delaware
                  ---------
corporation and wholly owned subsidiary of the Purchaser ("Merger Sub").
                                                           ----------


                             W I T N E S S E T H :
                             -------------------

          WHEREAS, KBC (i) owns and operates the television broadcast station KCRA-TV, channel 3, Sacramento, California (the "KCRA Station"), and (ii)
                                                 ------------
programs and sells air time for the television broadcast station KQCA-TV, channel 58, Sacramento, California (the "KQCA Station"; each of the KCRA Station
                                         ------------
and the KQCA Station being a "Station" and, collectively, the "Stations")
                              -------                          --------
pursuant to the Time Brokerage Agreement, dated December 8, 1994, between KBC and Channel 58, Inc. (as amended on January 1, 1997, the "LMA");
                                                          ---

          WHEREAS, JSK is the sole general partner of KBC pursuant to the Amended and Restated Limited Partnership Agreement of Kelly Broadcasting Co. effective as of October 29, 1997 (the "KBC Partnership Agreement");
                                       -------------------------

          WHEREAS, JSK, GGK and Robert E. Kelly are all of the limited partners of KBC pursuant to the KBC Partnership Agreement;

          WHEREAS, KBC and each of the Partners have determined that it is in each of their best interests, and the respective Boards of Directors of the Purchaser and Merger Sub have each determined that it is in the best interests of their respective shareholders, for the Purchaser to acquire KBC upon the terms and subject to the conditions set forth herein;

          WHEREAS, in furtherance of such acquisition, KBC and the Partners and the respective Boards of Directors of the Purchaser and Merger Sub have each approved the merger (the "Merger") of KBC with and into Merger Sub in accordance
                          ------
with the General Corporation Law of the State of Delaware (the "DGCL") and the
                                                                ----
California Revised Limited Partnership Act (the "CRLPA") and upon the terms and
                                                 -----
subject to the conditions set forth herein; and

          WHEREAS, Jon S. Kelly, the managing member of JSK, and Gregory G. Kelly, the managing member of GGK, have agreed to guarantee the payment of the indemnification obligations (if any) of JSK and GGK pursuant to Section 10.02 of this

Agreement pursuant to guarantees (the "Guarantees") executed and delivered
                                       ----------
simultaneously herewith;

          WHEREAS, KBC, the Partners, the Purchaser and Merger Sub desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger;

          NOW, THEREFORE, in consideration of the foregoing and of the mutual agreements and covenants hereinafter set forth, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

          SECTION 1.01.  Certain Defined Terms.  As used in this Agreement, the
                         ---------------------
following terms shall have the following meanings:

          "Affiliate" of any person means any other person, directly or
           ---------
indirectly, through one or more intermediary persons, controlling, controlled by, or under common control with such person (it being agreed and understood that for purposes of this Agreement that KTC, the Stations and each of the Partners shall be deemed to be Affiliates of KBC).

          "Agreement" means this Kelly Broadcasting Co. Agreement and Plan of
           ---------
Merger, dated as of August 20, 1998, among KBC, the Partners, the Purchaser and Merger Sub (including the KBC Disclosure Schedule) and all amendments hereto made in accordance with Section 12.10.

          "Business" means the business of KBC as conducted as of the date
           --------
hereof and as of the Closing.

          "Business Day" means any day that is not a Saturday, a Sunday or other
           ------------
day on which banks are required or authorized by law to be closed in the State of California.

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Communications Act" means the Communications Act of 1934, as amended,
           ------------------
and the rules and regulations thereunder.

          "Credit Agreements" means (i) the Credit Agreement, dated as of
           -----------------
October 28, 1997, among JSK and GGK, as borrowers, KBC and KTC, as guarantors, the financial institutions party thereto, as banks and Bank of America National Trust and Savings

Association, as agent, (ii) the Security Agreement, dated as of October 28, 1997, among JSK and GGK, as borrowers, KBC and KTC, as grantors, and Bank of America National Trust and Savings Association, as agent, (iii) the Copyright Security Agreement, dated as of October 28, 1997, among JSK, GGK, KBC and KTC, as grantors, and Bank of America National Trust and Savings Association, as agent, and (iv) the Trademark Security Agreement, dated as of October 28, 1997, among JSK, GGK, KBC and KTC, as grantors, and Bank of America National Trust and Savings Association, as agent.

          "Deal Expenses" means the sum of (i) all fees and expenses due Merrill
           -------------
Lynch & Co. relating to the transactions contemplated by this Agreement, and
(ii) all fees and expenses incurred by KBC payable to third parties with respect to this Agreement and the transactions contemplated hereby, including, without limitation, fees and expenses due legal counsel, accountants and other advisors to KBC or the Partners.

          "Environmental Law" means any federal, state or local law, statute,
           -----------------
ordinance, rule or regulation, or any governmental permit, license, authorization, approval, order, judgment or decree, relating to (i) the protection of the environment or (ii) the use, storage, generation, transportation, processing, production, release or disposal of Hazardous Substances.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended.

          "FCC" means the Federal Communications Commission or any successor
           ---
entity.

          "FCC Final Order" means an order or decision of the FCC that grants,
           ---------------
without material adverse condition, all consents or approvals required under the Communications Act for the transfer of control of all FCC Licenses held by KBC to the Purchaser and/or Merger Sub and the consummation of the Merger and the other transactions contemplated by this Agreement (i) that has not been reversed, stayed, enjoined, set aside, annulled or suspended; (ii) with respect to which no timely request for a stay, petition for reconsideration, or appeal or sua sponte action of the FCC with comparable effect is pending; and (iii) as
   --- ------
to which the time for filing any such request, petition, or appeal or for the taking of any such sua sponte action by the FCC has expired.
                   --- ------

          "Hazardous Substances" means any substance presently listed, defined,
           --------------------
designated or classified as hazardous, toxic or radioactive under any Environmental Law. Hazardous Substance includes any substance to which exposure is regulated by any governmental or regulatory authority pursuant to any Environmental Law, including, without limitation, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any product or by- product thereof, radon, radioactive material, asbestos or asbestos-containing material, urea formaldehyde, lead or polychlorinated biphenyls.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
1976, as amended, and the rules and regulations thereunder.

          "Indebtedness" means all obligations of KBC (i) for borrowed money,
           ------------
(ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables, program license obligations or noncurrent real property lease deposits or accruals incurred in the ordinary course of business), (iv) under capital leases, (v) under interest rate swap agreements, (vi) in the nature of guarantees of the obligations described in clauses (i) through (vi) above of any other person (other than guarantees released as of the Closing), or (vii) in the nature of any accrued and unpaid interest on, and any prepayment penalties or premiums required to prepay, the obligations described in clauses (i) through (vi) above.

          "KBC Disclosure Schedule" means the Disclosure Schedule, dated as of
           -----------------------
the date hereof, delivered to the Purchaser by the Partners.

          "knowledge of the Partners" or "Partners' Knowledge" means the actual
           -------------------------      -------------------
knowledge of Jon S. Kelly and Gregory G. Kelly.

          "KTC" means Kelly Television Co., a Washington limited partnership,
           ---
whose partners are JSK, GGK and Robert E. Kelly and which owns and operates the television broadcast station KCPQ-TV, channel 13, Seattle-Tacoma, Washington.

          "Law" means any federal, state, local or foreign statute, law,
           ---
ordinance, regulation, rule, code, order, other requirement or rule of law.

          "Material Adverse Effect" means any change in, or effect on, the
           -----------------------
Business or assets of KBC that is or is reasonably likely to be materially adverse to the results of operations or the financial condition of the Business, taken as a whole, except for any such changes or effects (i) resulting from this Agreement or the transactions contemplated hereby or the announcement thereof or
(ii) affecting the U.S. economy or the broadcasting industry in general.

          "Person" means any individual, partnership, firm, corporation,
           ------
association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(D)(3) of the Securities Exchange Act of 1934, as amended.

          "Purchaser Disclosure Schedule" means the Disclosure Schedule, dated
           -----------------------------
as of the date, hereof delivered to KBC by the Purchaser.

          "Return" means any return, report or form related to Taxes.
           ------

          "Subsidiary" or "Subsidiaries" means any and all corporations,
           ----------      ------------
partnerships, joint ventures, associations, and other entities in which the majority of voting common stock or other equity interest is held by KBC directly or indirectly through one or more intermediaries.

          "Tax" or "Taxes" means all income, gross receipts, sales, use,
           ---      -----
employment, franchise, profits, property, unincorporated business, transfer or other taxes, fees, stamp taxes and duties, assessments or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto.

          SECTION 1.02.  Other Defined Terms.  The following terms shall have
                         -------------------
the meanings defined for such terms in the Sections of this Agreement set forth below:

     Term                                    Section
     ----                                    -------
     Allocation                              8.08
     CA Certificate of Merger                2.03
     CRLPA                                   recitals
     Closing                                 2.02
     Closing Working Capital Estimate        2.09(a)
     Confidential Company Information        6.03
     Confidentiality Agreement               6.03
     Contest                                 8.05(c)
     DE Certificate of Merger                2.03
     DGCL                                    recitals
     Deal Expenses Estimate                  2.09(a)
     Effective Time                          2.03
     FCC Licenses                            3.11(a)
     FCC Order                               9.01(d)
     Guarantees                              recitals
     General Partner                         preamble
     GGK                                     preamble
     GGK KBC Partnership Interest            2.07
     GGK KBC Purchase Price                  2.07
     IRS                                     3.14(a)
     Indemnifying Partners                   8.02(a)
     Independent Accounting Firm             2.09(e)(ii)

     Intellectual Property                   3.20
     JSK                                     preamble
     JSK KBC Partnership Interest            2.07
     JSK KBC Purchase Price                  2.07
     KBC                                     preamble
     KBC Accounting Policies                 2.09(c)
     KBC Benefit Plans                       3.14(a)
     KBC DC Plan                             7.03
     KBC Partnership Agreement               recitals
     KBC Purchase Price                      2.07
     KBC's Accountants                       2.09(c)
     KCRA Station                            recitals
     KSBW Station                            6.04(a)
     KQCA Station                            recitals
     LMA                                     recitals
     Lenders' Consent                        9.02(d)
     Licenses                                3.11(a)
     Loss                                    10.02(a)
     Material Contracts                      3.12(a)
     Merger                                  recitals
     Merger Sub                              preamble
     Merrill Lynch                           3.16
     NBC                                     6.04(d)
     NBC Affiliation Agreement               6.04(d)
     Non-Income Taxes                        8.01
     Operating Contracts                     3.12(a)
     Partner                                 preamble
     Post-Effective Time Tax Benefit         8.04(b)
     Post-Effective Time Tax Cost            8.04(b)
     Program Contracts                       3.12(a)
     Purchaser                               preamble
     Purchaser Parties                       10.02(a)
     Purchaser's Accountants                 2.09(a)
     Purchaser's DC Plan                     7.03
     Reference Balance Sheet                 3.07
     REK KBC Partnership Interest            2.07
     REK KBC Purchase Price                  2.07
     Statement of Working Capital            2.09(c)
     Station                                 recitals
     Straddle Period                         8.02(a)
     Surviving Corporation                   2.01
     Target Closing Working Capital          2.09(b)

     Third Party Claims                      10.04(a)
     Working Capital                         2.09(i)

                                   ARTICLE II

                                   THE MERGER

          SECTION 2.01.  The Merger.  Upon the terms and conditions of this
                         ----------
Agreement, and in accordance with the DGCL and the CRLPA, at the Effective Time, (as defined in Section 2.03) KBC shall be merged with and into Merger Sub. As a result of the Merger, the separate existence of KBC shall cease and Merger Sub shall continue as the surviving corporation of the Merger. Merger Sub, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the "Surviving Corporation".
     ---------------------

          SECTION 2.02.  Closing.  (a) The closing (the "Closing") of the Merger
                         -------                         -------
shall take place at 10:00 a.m., San Francisco time, on a date that is the end of a calendar month and is on or after the later to occur of (i) January 1, 1999, and (ii) the third Business Day following the satisfaction or waiver of all of the conditions to the obligations of the parties set forth in Article IX, at the offices of Shearman & Sterling, 555 California Street, Suite 2000, San Francisco, California, or at such other time or on such other date or at such other place as the parties may mutually agree upon in writing.

          (b) At the Closing (i) the parties shall deliver the certificates and other documents, and take such other actions, required by this Article II and
Article IX, and (ii) the General Partner and the appropriate officers of the Purchaser and Merger Sub shall execute and acknowledge the CA Certificate of Merger (as defined in Section 2.03) and the DE Certificate of Merger (as defined in Section 2.03).

          SECTION 2.03.  Effective Time.  As promptly as practicable following
                         --------------
the Closing, the parties hereto shall cause the Merger to be consummated by filing (i) a certificate of merger (the "CA Certificate of Merger") with the
                                         ------------------------
Secretary of State of the State of California, in such form as required by, and executed in accordance with the relevant provisions of, the CRLPA, and (ii) a certificate of merger (the "DE Certificate of Merger") with the Secretary of
                            ------------------------
State of the State of Delaware, in such form as required by, and executed in accordance with the provisions of, the DGCL. The Merger shall become effective at such time as (i) the CA Certificate of Merger is duly filed with the Secretary of State of the State of California, and (ii) the DE Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed in writing by each of the parties hereto and specified in the DE Certificate of Merger (the date and time that the Merger becomes effective being the "Effective Time").
                             --------------

          SECTION 2.04.  Effect of the Merger.  At and after the Effective Time,
                         --------------------
the Merger shall have the effects set forth in the DGCL and the CRLPA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of KBC and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of KBC and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

          SECTION 2.05.  Articles of Incorporation; Bylaws.  (a)  Articles of
                         ---------------------------------        -----------
Incorporation.  At the Effective Time, the Articles of Incorporation of Merger
-------------
Sub, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation, until thereafter amended as provided by law and such Articles of Incorporation.

          (b) Bylaws.  At the Effective Time the Bylaws of Merger Sub, as in
              ------
effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation, until thereafter amended as provided by the DGCL, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

          SECTION 2.06.  Directors and Officers of Surviving Corporation.  (a)
                         -----------------------------------------------
The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

          (b) The officers of Merger Sub immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected or appointed and qualified, as the case may be.

          SECTION 2.07.  Merger Consideration.  At the Effective Time, by virtue
                         --------------------
of the Merger and without any action on the part of the Purchaser, Merger Sub, KBC or the Partners, all of the partnership interests in KBC shall be canceled and converted solely into the right to receive an aggregate of five hundred twenty million dollars ($520,000,000) in cash minus the Deal Expenses paid or to be paid by KBC or any of its Subsidiaries, subject to adjustment as set forth in
Section 2.09(b) below (as adjusted, the "KBC Purchase Price"), which shall be
                                         ------------------
allocated as follows:

          (a) GGK KBC Partnership Interest.  At the Effective Time the 29.9387%
              ----------------------------
     limited partnership interest in KBC held by GGK (the "GGK KBC Partnership
                                                           -------------------
     Interest") shall be canceled and converted solely into the right to
     --------
     receive, and the

     Purchaser shall pay to GGK at the Effective Time in accordance with Section 2.08, $155,681,240 in cash, subject to adjustment as set forth in Section 2.09(b) below (as adjusted, the "GGK KBC Purchase Price");
                                      ----------------------

          (b) JSK KBC Partnership Interest.  At the Effective Time, the 0.20%
              ----------------------------
     general partnership interest and 64.8613% limited partnership interest in KBC held by JSK (collectively, the "JSK KBC Partnership Interest") shall be
                                         ----------------------------
     canceled and converted solely into the right to receive, and the Purchaser shall pay to JSK at the Effective Time in accordance with Section 2.08, $338,318,760 in cash, subject to adjustment as set forth in Section 2.09(b) below (as adjusted, the "JSK KBC Purchase Price"); and
                              ----------------------

          (c) REK KBC Partnership Interest.  At the Effective Time the 5.0%
              ----------------------------
     limited partnership interest in KBC held by Robert E. Kelly (the "REK KBC
                                                                       -------
     Partnership Interest") shall be canceled and converted solely into the
     --------------------
     right to receive, and the Purchaser shall pay to Robert E. Kelly at the Effective Time in accordance with Section 2.08, $26,000,000 in cash, subject to adjustment as set forth in Section 2.09(b) below (as adjusted, the "REK KBC Purchase Price").
          ----------------------

          SECTION 2.08.  Payment of Merger Consideration.
                         -------------------------------

          (a) At the Effective Time the Purchaser shall deliver to JSK an amount equal to the JSK KBC Purchase Price by wire transfer of immediately available funds to an account designated by JSK in writing at or prior to the Effective Time.

          (b) At the Effective Time the Purchaser shall deliver to GGK and Robert E. Kelly the GGK KBC Purchase Price and the REK KBC Purchase Price, respectively, by wire transfer of immediately available funds to an account designated by such Partner in writing at or prior to the Effective Time.

          SECTION 2.09.  Working Capital Adjustments.  (a)  Estimated Closing
                         ---------------------------        -----------------
Working Capital and Estimated Deal Expenses.  Not later than five Business Days
-------------------------------------------
prior to the date for the Closing, the Partners shall deliver to the Purchaser a calculation of the Working Capital (as hereinafter defined) of KBC as of the end of the last full calendar month prior to the scheduled date for Closing (the "Closing Working Capital Estimate"), which Closing Working Capital Estimate
---------------------------------
shall be prepared by the Partners in good faith based upon the books and records of KBC as of such time. In addition, the Partners shall deliver an estimate of the Deal Expenses to be paid by KBC as of the Closing (the "Deal Expenses
                                                            -------------
Estimate").  In connection with the preparation and review of the Closing
--------
Working Capital Estimate and the Deal Expenses Estimate, employees of the Purchaser and Deloitte & Touche LLP, its independent public accountants (the "Purchaser's Accountants"), shall be entitled to review the work papers of the
------------------------
Partners prepared in connection with calculating the

Closing Working Capital Estimate and the Deal Expenses Estimate and shall be entitled to discuss the Closing Working Capital Estimate and the Deal Expenses Estimate with the Partners prior to the Effective Time.

          (b) Closing Purchase Price Adjustments in Respect of Closing Working
              ----------------------------------------------------------------
Capital.  (i) In the event that the Closing Working Capital Estimate exceeds $11
-------
million (the "Target Closing Working Capital"), the KBC Purchase Price shall be
              ------------------------------
increased by an amount equal to such excess, which amount shall be divided among the Partners in proportion to the respective amounts to be received by each such Partner pursuant to Section 2.07 hereof, and (ii) in the event that the Closing Working Capital Estimate is less than the Target Closing Working Capital, the KBC Purchase Price shall be decreased by an amount equal to such deficit, which amount payable shall be divided among the Partners in proportion to the respective amounts to be received by each such Partner pursuant to Section 2.07 hereof.

          (c) Statement of Working Capital.  As soon as practicable, but in any
              ----------------------------
event within 60 calendar days following the Effective Time, the Partners shall prepare and deliver to the Purchaser a statement of the Working Capital of KBC, as of the Effective Time (the "Statement of Working Capital"), together with an
                               ----------------------------
agreed upon procedures report thereon of PriceWaterhouseCoopers LLP, independent accountants for KBC ("KBC's Accountants"), stating that the Statement of Working
                      -----------------
Capital of KBC, as of the Effective Time, has been prepared in accordance with generally accepted accounting principles applied on a basis consistent with the preparation of the audited balance sheet of KBC as at December 31, 1997 (the "KBC Accounting Policies").
------------------------

          (d) Cooperation.  During the preparation of the Statement of Working
              -----------
Capital by the Partners and the period of any dispute referred to in Section 2.09(f), (i) employees of the Purchaser and the Purchaser's Accountants shall be entitled to review the work papers prepared by KBC's Accountants in connection with the Statement of Working Capital and shall be entitled to discuss the Statement of Working Capital with KBC's Accountants, in each case at mutually agreeable times as work progresses during the preparation of the Statement of Working Capital, and (ii) the Purchaser shall provide KBC's Accountants full access at mutually agreeable times to the books, records, facilities and employees of KBC and shall cooperate fully with KBC's Accountants in the preparation of the Statement of Working Capital and in investigating the basis for any such dispute.

          (e) Disputes.  (i) Subject to Section 2.09(e)(ii), the Statement of
              --------
Working Capital delivered by the Partners to the Purchaser and the Purchaser's Accountants shall have the legal effect of an arbitral award and shall be final, binding and conclusive on the Partners and the Purchaser.

          (ii) The Purchaser may dispute any amounts reflected on the Statement of Working Capital but only on the basis that the Statement of Working Capital does not present fairly the Working Capital of KBC as of the Effective Time in accordance with the KBC Accounting Policies; provided,
                                                                    --------
     however, that the Purchaser shall notify the Partners in writing of each
     -------
     disputed item, specifying the amount thereof in dispute and setting forth, in reasonable detail, the basis for such dispute, within the later of (x) 30 calendar days after receipt from the Partners of the Statement of Working Capital and (y) 120 calendar days following the Closing. In the event of such a dispute, the Purchaser and the Partners shall attempt to reconcile their differences and any resolution by them as to any disputed amounts shall be final, binding and conclusive on the Purchaser and the Partners. If the Purchaser and the Partners are unable to reach a resolution with such effect within ten calendar days of the Purchaser's written notice of dispute to the Partners, the Purchaser and the Partners shall submit the items remaining in dispute for resolution to an independent accounting firm of national reputation mutually appointed by the Purchaser and the Partners (the "Independent Accounting Firm"), which
                                          ---------------------------
     shall, within 30 calendar days of such submission, determine and report to the Purchaser and the Partners upon such remaining disputed items and such report shall have the legal effect of an arbitral award and shall be final, binding and conclusive on the Purchaser and the Partners. The Purchaser shall bear such proportion of the fees and disbursements of the Independent Accounting Firm that the aggregate amount of such remaining disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by the Purchaser (as finally determined by the Independent Accounting Firm) bears to the total amount of such remaining disputed items so submitted (with the Partners bearing the remainder of such fees and disbursements).

          (iii) In acting under this Agreement, KBC's Accountants, the Purchaser's Accountants and the Independent Accounting Firm shall be entitled to the privileges and immunities of arbitrators.

          (f) Certain Adjustments.  The Statement of Working Capital shall be
              -------------------
deemed final for the purposes of this Section 2.09 upon the earliest of (i) the failure of the Purchaser to notify the Partners of a dispute within ten calendar days of the Partners' delivery of the Statement of Working Capital to the Purchaser, and (ii) the resolution of all disputes pursuant to Section 2.09(e). Within three Business Days of the Statement of Working Capital being deemed final:

          (i) in the event that the Working Capital of KBC set forth on the Statement of Working Capital is less than the Closing Working Capital Estimate, the Partners shall pay to the Purchaser, in immediately available funds, an aggregate amount equal to such deficiency, which amount payable shall be divided among the Partners in proportion to the respective amounts to be received by each such Partner pursuant to Section 2.07 hereof; or

          (ii) in the event that the Working Capital of KBC set forth on the Statement of Working Capital exceeds the Closing Working Capital Estimate, the Purchaser shall pay, or shall cause the Surviving Corporation to pay, to the Partners, in immediately available funds, an aggregate amount equal to such excess, which amount shall be divided among the Partners in proportion to the respective amounts to be received by each such Partner pursuant to Section 2.07 hereof.

          (g) Interest.  Any payment required to be made by the Purchaser or the
              --------
Partners pursuant to this Section 2.09 shall bear interest from the Effective Time through the date of payment at the rate announced from time to time by Bank of America National Trust and Savings Association as its prime rate, calculated from the Effective Time to the date of such payment.

          (h) Effect of Adjustments.  All amounts paid by the Partners or the
              ---------------------
Purchaser pursuant to this Section 2.09 shall constitute adjustments to the consideration paid in the Merger.

          (i) Working Capital.  For purposes of this Section 2.09, "Working
              ---------------                                       -------
Capital" means the excess of the current assets of KBC over the current
-------
liabilities of KBC, all as calculated in accordance with the KBC Accounting Policies.


                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES REGARDING KBC

          KBC, and each of JSK and GGK severally and not jointly, hereby represent and warrant to the Purchaser as follows:

          SECTION 3.01.  Organization of KBC.  KBC is a limited partnership duly
                         -------------------
formed, validly existing and in good standing under the laws of the State of California and has all necessary partnership power and authority to own, operate or lease the properties and assets now owned, operated or leased by KBC and to conduct the Business and has all necessary partnership power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. KBC does not have any Subsidiaries or own, directly or indirectly, any capital stock of, or other interest in, any other corporation, partnership, joint venture, association or other entity.

          SECTION 3.02.  Authorization, Execution and Delivery by KBC.  The
                         --------------------------------------------
execution and delivery of this Agreement by KBC, the performance by KBC of its obligations hereunder and the consummation by KBC of the transactions contemplated hereby have been duly authorized by all requisite partnership action on the part of KBC. This Agreement has been duly executed and delivered by KBC, and (assuming due authorization, execution and delivery by the other parties hereto) this Agreement constitutes a legal, valid and binding obligation of KBC enforceable against KBC in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 3.03.  Partners; Partnership Interests.  The sole partners of
                         -------------------------------
and the sole holders of partnership interests in KBC are JSK, as general partner and limited partner, GGK, as limited partner and Robert E. Kelly, as limited partner. The general and limited partnership interests of each Partner are as set forth in Section 3.03 of the KBC Disclosure Schedule and constitute all of the partnership interests or other interests in KBC. There are no securities, rights, subscriptions, warrants, options or other contracts that give the right to purchase or otherwise receive or be issued any partnership interest or other equity interest in KBC or any security of any kind convertible into or exchangeable or exercisable for any partnership interest or other equity interest in KBC.

          SECTION 3.04.  No Conflict.  Assuming all consents, approvals,
                         -----------
authorizations and other actions described in Section 3.05 hereof have been obtained and all filings and notifications listed in Section 3.05 of the KBC Disclosure Schedule have been made, and except as may result from any facts or circumstances relating solely to the Purchaser or as described in Section 3.04 of the KBC Disclosure Schedule, the execution, delivery and performance of this Agreement by KBC do not and will not (a) violate or conflict with the KBC Partnership Agreement or the Certificate of Limited Partnership of KBC, (b) violate or conflict with any law, rule, regulation, order or judgment applicable to KBC or the Business, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or have a material adverse effect on the ability of KBC to consummate the transactions contemplated by this Agreement or (c) result in any breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to others any rights of termination or amendment of, or result in the creation of any lien or other encumbrance on any of the assets or properties of KBC pursuant to, or require KBC to obtain any consent, approval, or action of, make any filing with or give any notice to any person as a result or under the terms of, any contract, agreement or license to which KBC is a party or by which it or any of such assets or properties is bound or affected, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or have a material adverse effect on the ability of KBC to consummate the transactions contemplated by this Agreement. KBC has heretofore delivered to the Purchaser a true and complete copy of the KBC Partnership Agreement as in full force and effect on the date hereof.

          SECTION 3.05.  Consents and Approvals.  The execution and delivery of
                         ----------------------
this Agreement by KBC do not, and the performance of this Agreement by KBC will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, except (a) as described in Section 3.05 of the KBC Disclosure Schedule, (b) as may be required under the Communications Act (including in connection with the FCC Licenses (as hereinafter defined) relating to the Stations), (c) the notification requirements of the HSR Act, (d) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent KBC from performing any of its material obligations under this Agreement and could not reasonably be expected to have a Material Adverse Effect and (e) as may be necessary as a result of any facts or circumstances relating solely to the Purchaser.

          SECTION 3.06.  Financial Information.  The audited balance sheets of
                         ---------------------
KBC as of December 31, 1996 and 1997 and the related audited statements of income, cash flows and partners' equity of KBC for the years then ended and the unaudited balance sheet of KBC as of June 30, 1998 and the related unaudited statements of income, cash flows and partners' equity of KBC for the six months then ended fairly present the financial condition and results of operations of KBC as of such dates or for the periods covered thereby and were prepared in accordance with generally accepted accounting principles applied on a basis consistent with the past practices of KBC except, in the case of the unaudited financial statements, for the absence of footnotes and normal year-end adjustments which an audit would reveal (which will not be material in the aggregate). True and complete copies of all such audited and unaudited financial statements are attached to Section 3.06 of the KBC Disclosure Schedule.

          SECTION 3.07.  Absence of Undisclosed Liabilities.  To the Partners'
                         ----------------------------------
Knowledge, there are no liabilities (whether absolute, accrued, contingent or otherwise or whether due or to become due) of KBC except liabilities (i) disclosed in the KBC Disclosure Schedule, (ii) as, and to the extent, reflected or reserved against in the audited balance sheet of KBC as of December 31, 1997 (the "Reference Balance Sheet"), (iii) with respect to the matters addressed in
      -----------------------
Section 3.15 and Article VIII (which shall be governed solely by the terms of such Section 3.15 and Article VIII), (iv) incurred in the ordinary course of business after the date of the Reference Balance Sheet and (v) liabilities, individually or in the aggregate, which have not had and which could not reasonably be expected to have a Material Adverse Effect or a material adverse affect on the ability of KBC to consummate the transactions contemplated by this Agreement.

          SECTION 3.08.  Absence of Certain Changes or Events.  (a)  Since the
                         ------------------------------------
date of the Reference Balance Sheet to the date of this Agreement, except as disclosed in

Section 3.08 of the KBC Disclosure Schedule, the business of KBC and the Stations has been conducted in the ordinary course and consistent with past practice.

          (b) Since the date of the Reference Balance Sheet and except as set forth in Section 3.08 of the KBC Disclosure Schedule or as contemplated by this Agreement, there has not been:

          (i) any sale, assignment, transfer, lease or other disposition of any of the assets of KBC having an aggregate net book value exceeding $200,000, other than in the ordinary course of business consistent with prior practice;

          (ii) (A) any acquisition by KBC (by merger, consolidation, or acquisition of stock or assets) of any corporation, partnership or other business organization or division thereof or (B) any incurrence of any indebtedness for borrowed money or issuance of any debt securities or assumption, grant, guarantee or endorsements, or other accommodation or arrangement making KBC responsible for the obligations of any person, or any loans or advances, the aggregate value of any matter set forth in this
     Section 3.08(b)(ii) which exceeds $1,000,000;

          (iii) any material change in any method of accounting or accounting practice used by KBC, other than such changes required by generally accepted accounting principles;

          (iv) any acquisition or entering into of any new Program Contracts (as defined below) or any renewal, extension or amendment of any existing Program Contract;

          (v) any acquisition, entering into or amendment of any network affiliation agreements, local marketing agreements or joint operating agreements;

          (vi) any damage, destruction or loss to any of the material assets or properties of KBC or the Stations;

          (vii) any material pledge, lien, security interest, mortgage, charge, adverse claim of ownership or use, or other material encumbrance of any kind created on any properties or assets (whether tangible or intangible) material to the operation of the Business;

          (viii) any establishment of or material increase in any bonus, insurance, severance, deferred compensation, pension, retirement, profit-sharing, stock option, stock purchase or other employee benefit plans, or other material increase in the compensation payable or to become payable to any officer or key employee of KBC, except, in any case described above, in the ordinary course of business consistent with past practice or as may be required by law or applicable collective bargaining agreement;

          (ix) any employment or severance agreement entered into with any of the key employees of KBC;

          (x) any issuance or sale of additional partnership or other equity interests in KBC to persons other than the Partners, or securities or other interests convertible into or exchangeable for such partnership or other equity interests, or issuance or granting of any options, warrants, calls, subscription rights or other rights of any kind to persons other than the Partners to acquire additional partnership interests or other equity interests or such securities or other interests;

          (xi) any amendment to, or modification of, the KBC Partnership Agreement or Certificate of Limited Partnership of KBC;

          (xii) any change, event or condition that, individually or in the aggregate, has or could reasonably be expected to have a Material Adverse Effect nor to the Partners' Knowledge, is any such change, event or condition threatened; and

          (xiii) any agreement to take any actions specified in this Section 3.08, except for this Agreement.

          SECTION 3.09.  Absence of Litigation.  Except as set forth in Section
                         ---------------------
3.09 of the KBC Disclosure Schedule, there are no claims, actions, proceedings or investigations pending or to the knowledge of the Partners threatened against KBC or any of the assets or properties of KBC or relating to the transactions contemplated by this Agreement or the ability of any Partner to consummate such transactions, against any Partner, before any court, arbitrator or administrative, governmental or regulatory authority or body, except, in the case threatened claims, actions, proceedings or investigations, that, individually or in the aggregate, are not reasonably likely to have a Material Adverse Effect or have a material adverse effect on the ability of KBC to consummate the transactions contemplated hereby or that seek to delay or prevent the consummation of such transactions. Except as set forth in Section 3.09 of the KBC Disclosure Schedule, KBC and its assets and properties are not subject to any order, writ, judgment, injunction, decree, determination or award having a Material Adverse Effect.

          SECTION 3.10.  Compliance with Laws.  KBC is not in violation of any
                         --------------------
law, rule, regulation, order, judgment or decree applicable to KBC or by which any of its properties is bound or affected and none of the Partners or KBC has received any written notice that KBC is or has at any time within the last five years been in material violation of or in material default under such laws, rules, regulations, orders, judgements or decrees, except (i) as set forth in Section 3.10 of the KBC Disclosure Schedule and (ii) for violations the existence of which have not had and could not reasonably be expected to have a Material Adverse Effect.

          SECTION 3.11.  FCC Licenses and Reports and Records.  (a)  KBC holds
                         ------------------------------------
the licenses, permits and authorizations set forth in Section 3.11 of the KBC Disclosure Schedule (the "Licenses") material to the operation of the Business.
                          --------
The Licenses constitute all of the licenses, permits and authorizations from the FCC (the "FCC Licenses") and from any other governmental or regulatory authority
          ------------
that are material to the conduct of the Business that are required for the business and operations of the KCRA Station as presently conducted. The Licenses are valid and in full force and effect through the dates set forth in
Section 3.11 of the KBC Disclosure Schedule, unimpaired by any condition or default which has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in Section
3.11 of the KBC Disclosure Schedule or as a result of the execution and delivery of this Agreement or in connection with the transactions contemplated hereby, no application, action or proceeding is pending for the renewal or modification of any of the FCC Licenses, and, except for actions or proceedings affecting television broadcast stations generally, no application, complaint, action or proceeding is pending or, to the knowledge of the Partners, threatened that may result in (i) the denial of an application for renewal, (ii) the revocation, modification, non-renewal or suspension of any of the FCC Licenses, (iii) the issuance of a cease-and-desist order, or (iv) the imposition of any administrative or judicial sanction with respect to the KCRA Station. To the knowledge of the Partners, there are no facts, conditions or events relating to KBC or the Stations that could reasonably be expected to cause the FCC to deny the FCC consents and approvals required in connection with the transactions contemplated by this Agreement.

          (b) (i) All returns, reports and statements relating to the Stations currently required to be filed by KBC with the FCC have been filed and when filed were correct and complete in all material respects, (ii) all documents required by the applicable rules and regulations of the FCC to be placed in the public files of the Stations by KBC have been placed and are being held in such files in all material respects, and (iii) all logs and business records of every type and nature relating to the business and operations of the Stations that are required by the FCC to have been maintained by KBC, including, without limitation, political and public files, operating logs, equipment performance measurements, licenses and other records pertaining to the operations of the Stations, have been maintained in all material respects in accordance with the applicable rules and regulations of the FCC and are in the possession of KBC at the Stations.

          SECTION 3.12.  Material Contracts.  (a)  Section 3.12 of the KBC
                         ------------------
Disclosure Schedule sets forth each of the following contracts and agreements (whether written or oral) of KBC and the Stations (such contracts and agreements being "Material Contracts"):
       ------------------

          (i) network affiliation agreements, local marketing agreements, time brokerage agreements, joint operating agreements and national and local advertising representation agreements for the Stations ("Operating
                                                              ---------
     Contracts");
     ---------

          (ii) program licenses and contracts under which KBC or either of the Stations is authorized to broadcast programs on the Stations ("Program
                                                                    -------
     Contracts");
     ---------

          (iii) talent contracts under the terms of which KBC may pay consideration of more than $100,000 per year;

          (iv) contracts and agreements relating to indebtedness of KBC to any Person;

          (v) other than time-buying arrangements and barter agreements relating to the provision of air time in exchange for programming agreements, all contracts and agreements that require the expenditure of, or involve the receipt of, more than $250,000 in any 12-month period after the date hereof, other than those terminable without penalty on not more than 60 days' notice;

          (vi)  all real property leases;

          (vii) all agreements containing any provision or covenant prohibiting or limiting the ability of KBC to engage in any business activity or compete with any person; and

          (viii) all contracts and agreements between KBC or either Station and any Affiliate of KBC.

          (b) KBC has provided or made available to the Purchaser or its advisors true and correct copies of all Material Contracts. Except as set forth in Section 3.12 of the KBC Disclosure Schedule, each Material Contract is in full force and effect and is valid and enforceable against KBC and, to the knowledge of the Partners, each of the other parties thereto and KBC are not and, to the knowledge of the Partners, no other party thereto is in material breach of or default under any Material Contract.

          SECTION 3.13.  Property.  Each parcel of real property, including,
                         --------
without limitation, those properties set forth on Sections 3.13(a) (which lists owned properties) and 3.13(b) (which lists leased properties) of the KBC Disclosure Schedule, is owned or leased by KBC and all of the other assets of KBC are owned or leased by KBC, and KBC has good and marketable title to each parcel of owned real property and to all of such assets, free and clear of all liens, security interests, claims and other charges and encumbrances, except:
(a) as disclosed in Section 3.13 of the KBC Disclosure Schedule; (b) liens for Taxes and assessments not yet payable; (c) liens for Taxes, assessments and charges and other claims, the validity of which are being contested in good faith; (d) imperfections of title, liens, security interests, claims and other charges and encumbrances the existence of which do not have a material adverse effect on the use in the Business of such property; (e) inchoate mechanics' and materialmen's liens for construction in progress; and (f) workmen's, repairmen's, warehousemen's and carriers' liens arising in the ordinary course of the Business.

          SECTION 3.14.  Employment Matters.  (a)  With respect to each employee
                         ------------------
benefit plan, program, policy, arrangement and contract (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of ERISA, whether or not subject to ERISA), maintained or contributed to by KBC, or with respect to which KBC could incur liability (including, without limitation under
Section 4069, 4212(c) or 4204 of ERISA) (the "KBC Benefit Plans"), KBC has made
                                              -----------------
available to the Purchaser or its advisors a true and correct copy of (i) the two most recent annual reports (Form 5500) filed with the Internal Revenue Service (the "IRS"), (ii) the plan document and the most recent summary plan
              ---
description, (iii) each trust agreement and (iv) the most recent determination letter, if any, issued by the IRS with respect to any KBC Benefit Plan intended to be qualified under Section 401(a) of the Internal Revenue Code. Section 3.14(a) of the KBC Disclosure Schedule sets forth each KBC Benefit Plan (including without limitation all employment agreements).

          (b) With respect to the KBC Benefit Plans, no event has occurred and, to the knowledge of the Partners, there exists no condition or set of circumstances in connection with which KBC or any KBC Benefit Plan could be subject to any liability under the terms of such KBC Benefit Plans, ERISA, the Code or any other applicable law which could reasonably be expected to have a Material Adverse Effect.

          (c) Except as set forth in Section 3.14(c) of the KBC Disclosure Schedule, (i) KBC is not a party to any collective bargaining or other labor union contract, (ii) there is no material labor strike, slowdown or work stoppage against KBC pending or, to the knowledge of the Partners, threatened in writing, and (iii) as of the date hereof, to the knowledge of the Partners, there is no material charge or complaint against KBC or by the National Labor Relations Board or any comparable state agency pending or threatened in writing.

          (d) The Partners have made available to the Purchaser or its advisors
(i) copies of all employment agreements with senior executive officers of KBC,
(ii) copies of all severance agreements, programs and policies of KBC with or relating to its employees and (iii) copies of all plans, programs, agreements and other arrangements of KBC with or relating to its employees which contain change in control provisions. Neither KBC nor any of its Affiliates is a party to any plan, program, arrangement or understanding that would result, separately or in the aggregate, in the payment (whether in connection with any termination of employment or otherwise ) of any "excess parachute payment" within the meaning of Section 280G of the Code with respect to a current or former employee of, or current of former independent contractor to, KBC.

          (e) Except as required by Law, no KBC Benefit Plan provides retiree medical or retiree life insurance benefits to any person payable after the Effective Time.

          (f) As of the Effective Time no employees (or their dependents or beneficiaries) of any entity other than KBC shall participate in or otherwise be eligible for benefits under any KBC Benefit Plan sponsored by KBC at the Effective Time. All KBC Benefit Plans which provide medical, dental, health or long-term disability benefits are fully insured and claims with respect to any participant or covered dependent under such KBC Benefit Plan could not result in any uninsured liability to KBC or the Purchaser.

          (g) Each of the KBC Benefit Plans is, and its administration is and has been, in material compliance with its terms and all applicable laws. Each KBC Benefit Plan which is intended to be tax-qualified under Section 401(a) and, as applicable, 401(k) of the Code has been determined by the IRS to be so qualified and to the Partners' Knowledge no circumstances have occurred that would adversely affect the tax-qualified status of any such KBC Benefit Plan.

          (h) Neither KBC nor any entity required to be aggregated with KBC under Sections 414(b), (c), (m) or (o) of the Code at any relevant time has had at any time in the previous five years any obligation to contribute to any "multiemployer plan" as defined in Section 3(37) of ERISA.

          (i) The Purchaser and its Affiliates, including on and after the Closing, the Surviving Corporation, shall have no material liability with respect to or otherwise in connection with any employee benefit plan, which liability arises under ERISA or the Code by virtue of KBC being aggregated in a controlled group or affiliated service group with any other entity (other than the Purchaser and its Affiliates) for purposes of ERISA or the Code at any relevant time prior to the Closing.

          SECTION 3.15.  Taxes.  Except as set forth in the audited financial
                         -----
statements of KBC (including the notes thereto) or on Schedule 3.15 of the KBC Disclosure Schedule:

          (a) There are no liens for Taxes (other than for Taxes not yet due and payable)on any of the assets of KBC.

          (b) KBC has withheld and paid all Taxes required to have been withheld andpaid by it, including, without limitation, in connection with amounts paid or owing to anyemployee, creditor, member or partner of KBC or to any other third party.

          (c) KBC (and any predecessor of KBC) is and at all times has been properlyclassified for United States federal, state and local income tax purposes as a partnershipand not as an association taxable as a corporation.

          (d) KBC has in effect a valid election described in Section 754 of the Code.

          SECTION 3.16.  Brokers.  Except for Merrill Lynch & Co. ("Merrill
                         -------                                    -------
Lynch"), no broker, finder or investment banker is entitled to any brokerage,
-----
finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of KBC or any Partner. KBC is solely responsible for the fees and expenses of Merrill Lynch.

          SECTION 3.17.  Affiliate Transactions.  Except to the extent set forth
                         ----------------------
in Section 3.17 of the KBC Disclosure Schedule, (i) there is no liability or obligation between KBC, on the one hand, and any partner, officer, director or employee of KBC or Affiliate thereof, on the other hand, (ii) no such partner, officer, director, employee or Affiliate provides or causes to be provided any assets, services, facilities, or goods to KBC which are individually or in the aggregate material to the Business or the condition (financial or otherwise) of KBC, and (iii) KBC is not a party to any contract for any assets, services, facilities or goods with any such partner, officer, director, employee or Affiliate.

          SECTION 3.18.  Environmental Matters.  Except as described in Section
                         ---------------------
3.18 of the KBC Disclosure Schedule, to the Partners' Knowledge: (i) KBC and the Business currently are in compliance in all material respects with all applicable Environmental Laws, including, without limitation, by having all material permits, licenses, authorizations and approvals currently required under any Environmental Laws for the operation of the Business and KBC and the Business do not have any liabilities under applicable Environmental Laws; (ii) none of the Partners or KBC is currently in receipt of any written notices, demand letters or requests for information from any governmental or regulatory authority or other person indicating that KBC may be in violation of, or liable under, any Environmental Law; and (iii) no Hazardous Substance has been disposed of, released or transported by KBC in violation of any applicable Environmental Law to or from any of the real property owned or leased by KBC, or as a result of any activity of KBC, that would give rise to liability or obligation under any Environmental Law for KBC.

          SECTION 3.19.  Sufficiency of Assets.  The tangible and intangible
                         ---------------------
property owned, leased or licensed by KBC: (i) constitutes all of the assets used by KBC in the conduct of its business; and (ii) are in good condition and repair, ordinary wear and tear excepted, for property of comparable type, age and usage. There are no material facilities, services, assets or property shared with any other person or entity which are used by KBC.

          SECTION 3.20.  Intellectual Property Rights.  Section 3.20 of the KBC
                         ----------------------------
Disclosure Schedule sets forth a list of all trademarks, service marks, trade names and copyrights material to the conduct of the Business, and applications for and licenses (to or from KBC) with respect to any of the foregoing ("Intellectual Property") owned by KBC or with respect to which KBC has any
  ---------------------
rights, true and complete copies of which have been delivered or made available to the Purchaser. To the knowledge of the Partners, KBC has the right to use all Intellectual Property used by KBC or necessary in connection with the operation of the Business, without infringing on or otherwise acting adversely to the rights or claimed rights of any Person or entity. KBC is not obligated to pay any royalty or other consideration to any person or entity in connection with the use of any such Intellectual Property. To the Partners' knowledge, no other person or entity is infringing the rights of KBC in any of its Intellectual Property.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE PARTNERS

          Each Partner, severally and not jointly, represents and warrants to the Purchaser as follows:

          SECTION 4.01.  Incorporation of Partners; Authorization, Execution and
                         -------------------------------------------------------
Delivery by Partners.  In the case of JSK and GGK, each such Partner is a
--------------------
limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware and has all necessary limited liability company power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.
In the case of JSK and GGK, the execution and delivery of this Agreement by such Partner, the performance by such Partner of its obligations hereunder and the consummation by such Partner of the transactions contemplated hereby has been duly authorized by all requisite limited liability company action on the part of such Partner. This Agreement has been duly executed and delivered by JSK, GGK and Robert E. Kelly, and (assuming due authorization, execution and delivery by the other parties hereto) this Agreement constitutes a legal, valid and binding obligation of such Partner enforceable against such Partner in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 4.02.  No Conflict.  Assuming all consents, approvals,
                         -----------
authorizations and other actions described in Section 3.05 hereof have been obtained and all filings and notifications listed in Section 3.05 of the KBC Disclosure Schedule have been made, and except as may result from any facts or circumstances relating solely to the Purchaser or as described in Section 3.04 of the KBC Disclosure Schedule, the execution, delivery and performance of this Agreement by such Partner do not and will not (a) violate or conflict with the certificate of formation or limited liability company agreement (or other similar organizational documents) of such Partner (in the case of JSK and GGK),
(b) violate or conflict with any law, rule, regulation, order or judgment applicable to such Partner, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or have a material adverse effect on the ability of such Partner to consummate the transactions contemplated by this Agreement or (c) result in any breach of, or constitute (with or without notice or lapse of time or both) a default under, or give to others any rights of termination or amendment of, or result in the creation of any lien or other encumbrance on such Partner's KBC Partnership Interests pursuant to, or require such Partner to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, any contract, agreement or license to which such Partner is a party or by which any of such KBC Partnership Interests are bound or affected, except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or have a material adverse effect on the ability of such Partner to consummate the transactions contemplated by this Agreement. Each of JSK and GGK has heretofore delivered to the Purchaser a true and complete copy of its limited liability company agreement and certificate of formation as in full force and effect on the date hereof.

          SECTION 4.03.  Consents and Approvals.  The execution and delivery of
                         ----------------------
this Agreement by such Partner do not, and the performance of this Agreement by such Partner will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, except (a) as described in Section 3.05 of the KBC Disclosure Schedule, (b) as may be required under the Communications Act (including in connection with the FCC Licenses relating to the Stations), (c) the notification requirements of the HSR Act, (d) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent such Partner from performing any of its material obligations under this Agreement and could not reasonably be expected to have a Material Adverse Effect and (e) as may be necessary as a result of any facts or circumstances relating solely to the Purchaser.

          SECTION 4.04.  Title to Partnership Interests.  Such Partner is the
                         ------------------------------
lawful owner of the partnership interests in KBC described for such Partner in
Section 3.03 of the KBC Disclosure Schedule, free and clear of all liens, charges or other encumbrances, except as set forth in Section 4.04 of the KBC Disclosure Schedule and at the Effective Time will be free and clear of all liens, charges or other encumbrances.

                                   ARTICLE V

                       REPRESENTATIONS AND WARRANTIES OF
                          THE PURCHASER AND MERGER SUB

          The Purchaser and Merger Sub hereby jointly and severally represent and warrant to KBC and the Partners as follows:

          SECTION 5.01.  Incorporation of the Purchaser and Merger Sub.  Each of
                         ---------------------------------------------
the Purchaser and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby.

          SECTION 5.02.  Authorization, Execution and Delivery by the Purchaser
                         ------------------------------------------------------
and Merger Sub.  The execution and delivery of this Agreement by each of the
--------------
Purchaser and Merger Sub, the performance by each of the Purchaser and Merger Sub of its obligations hereunder and the consummation by each of the Purchaser and Merger Sub of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of the Purchaser and Merger Sub. No vote of the holders of any class or series of capital stock of the Purchaser is necessary to approve any of the transactions contemplated hereby. The affirmative vote of the Purchaser is the only vote of the holders of any class or series of Merger Sub capital stock necessary to approve any of the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Purchaser and Merger Sub, and (assuming due authorization, execution and delivery by the other parties hereto) constitutes a legal, valid and binding obligation of each of the Purchaser and Merger Sub enforceable against each of the Purchaser and Merger Sub in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION 5.03.  No Conflict.  Except as may result from any facts or
                         -----------
circumstances relating solely to the Partners or KBC, the execution, delivery and performance of this Agreement by each of the Purchaser and Merger Sub do not and will not (a) violate or conflict with the Certificate of Incorporation or Bylaws (or other similar organizational documents) of either the Purchaser or Merger Sub, (b) except as set forth in Section 5.03 of the Purchaser Disclosure Schedule, violate or conflict with any law, rule, regulation, order or judgment applicable to either the Purchaser or Merger Sub (including, without limitation, any FCC rule or regulation with respect to multiple or cross-ownership of media properties), except as could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the ability of the Purchaser or Merger Sub to consummate the transactions contemplated by this Agreement, or (c) result in any breach of, or constitute a default under, or give to others any rights of termination or amendment of, or result in the creation of any lien or other encumbrance on any of the assets or properties of the Purchaser or Merger Sub pursuant to, any material contract, agreement or license relating to such assets or properties to which the Purchaser or Merger Sub or any of their subsidiaries is a party or by which any of such assets or properties is bound or affected, except as could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the ability of the Purchaser or Merger Sub to consummate the transactions contemplated by this Agreement.

          SECTION 5.04.  Consents and Approvals.  The execution and delivery of
                         ----------------------
this Agreement by the Purchaser and Merger Sub do not, and the performance of this Agreement by the Purchaser and Merger Sub will not, require any consent, approval, authorization or other action by, or filing with or notification to, any governmental or regulatory authority, except (a) as described in a writing delivered to KBC and the Partners by the Purchaser on the date hereof, (b) as may be required under the Communications Act (including in connection with the FCC Licenses relating to the Stations), (c) the notification requirements of the HSR Act, (d) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not prevent the Purchaser or Merger Sub from performing any of its material obligations under this Agreement and (e) as may be necessary as a result of any facts or circumstances relating solely to the Partners or KBC.

          SECTION 5.05.  Absence of Litigation.  There are no claims, actions,
                         ---------------------
proceedings or investigations pending against the Purchaser or Merger Sub or any of their Subsidiaries before any court, arbitrator or administrative, governmental or regulatory authority or body that seek to delay or prevent the consummation of the transactions contemplated hereby or that could reasonably be expected to materially and adversely affect or restrict the ability of the Purchaser or Merger Sub to consummate the transactions contemplated hereby.

          SECTION 5.06.  Financing.  The Purchaser has, and at the Effective
                         ---------
Time will have, available to Purchaser all funds necessary to consummate the transactions contemplated by this Agreement.

          SECTION 5.07.  Ownership of Merger Sub; No Prior Activities.  The
                         --------------------------------------------
Purchaser owns all of the outstanding capital stock of Merger Sub. Merger Sub was formed by the Purchaser solely for the purpose of engaging in the transactions contemplated by this Agreement. As of the date of this Agreement and the Effective Time, except for obligations or liabilities incurred in connection with its incorporation or organization and this Agreement and the transactions contemplated hereby, Merger Sub has not and will not have incurred, directly or indirectly, through any subsidiary or affiliate, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any person.

          SECTION 5.08.  Qualification of Purchaser.  The Purchaser is, and as
                         --------------------------
of the Effective Time will be, legally, technically, financially and otherwise qualified under the Communications Act and all rules, regulations and policies of the FCC to acquire KBC and to operate the Stations. There are no facts or proceedings that could reasonably be expected to disqualify the Purchaser under the Communications Act or otherwise from acquiring or operating the Stations or that could reasonably be expected to cause the FCC not to grant the approvals required in connection with the transactions contemplated by this Agreement. Except as set forth in Section 5.08 of the Purchaser Disclosure Schedule, the Purchaser has no knowledge of any fact or circumstance relating to the Purchaser or any of the Purchaser's affiliates that could reasonably be expected to (i) cause the filing with the FCC of any objection to the transactions contemplated by this Agreement or (ii) lead to a delay in the processing by the FCC of the applications to be filed with the FCC in connection with the transactions contemplated by this Agreement. Except as set forth in Section 5.08 of the Purchaser Disclosure Schedule, no waiver of any FCC rule or policy is necessary to be obtained for the grant of the applications to be filed with the FCC in connection with the transactions contemplated by this Agreement, nor will processing pursuant to any exception or rule of general applicability be requested or required in connection with the transactions contemplated by this Agreement.

          SECTION 5.09.  Brokers.  No broker, finder or investment banker is
                         -------
entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Purchaser.


                                   ARTICLE VI

                             ADDITIONAL AGREEMENTS

          SECTION 6.01.  Conduct of Business Prior to the Effective Time.  (a)
                         -----------------------------------------------
Unless the Purchaser otherwise agrees in writing and except as otherwise set forth herein or in the KBC Disclosure Schedule (including Section 6.01 thereof), between the date of this Agreement and the Effective Time, KBC shall conduct the Business only in the ordinary course consistent with past practice and shall use its commercially reasonable efforts:

          (i) to preserve substantially intact the business organization of the Business;

          (ii) to keep available to the Purchaser the services of the present officers and key employees of KBC;

          (iii) to maintain the validity of the FCC Licenses and comply in all material respects with the requirements of the FCC Licenses and the rules and regulations of the FCC. KBC shall timely file with the FCC all license renewal applications with respect to the Stations as they become due;

          (iv) to maintain in full force and effect KBC's current network affiliation agreements for the Stations; and

          (v) to preserve the current relationships of KBC with its respective customers, suppliers, distributors and other persons with which KBC has significant business relationships.

          (b) Except as expressly provided in this Agreement or the KBC Disclosure Schedule (including Section 6.01 thereof), between the date of this Agreement and the Effective Time, KBC will not do any of the following without the prior written consent of the Purchaser (which consent shall not be unreasonably withheld):

          (i) except in the ordinary course of business consistent with past practice, sell, assign, transfer, lease or otherwise dispose of any assets of KBC or the Stations having an aggregate net book value exceeding $200,000;

          (ii) (A) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof or (B) incur any indebtedness for borrowed money or issue any debt securities or assume, grant, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make loans or advances, the aggregate value of any matter set forth in this
     Section 6.01(b)(ii) which exceeds $1,000,000;

          (iii) materially change any method of accounting or accounting practice used by KBC, other than such changes as are required by generally accepted accounting principles;

          (iv) acquire or enter into any new Program Contracts or renew, extend or amend any existing Program Contract;

          (v) acquire, enter into or amend any network affiliation agreements, local marketing agreements or joint operating agreements;

          (vi) grant any material pledge, lien, security interest, mortgage, charge, adverse claim of ownership or use, or other material encumbrance of any kind on any properties or assets (whether tangible or intangible) material to the operation of the Business;

          (vii) establish or increase any bonus, insurance, severance, deferred compensation, pension, retirement, profit-sharing, stock option, stock purchase or other employee benefit plan, or otherwise increase the compensation payable or to become payable to any officers or employees of KBC, except, in any case described above, in the ordinary course of business consistent with past practice or as may be required by law or applicable collective bargaining agreement;

          (viii) enter into or amend any employment or severance agreement with any of the key employees of KBC or adopt, enter into or amend in any material respect any arrangement which is, or would be, an "employee benefit plan" as defined in Section 3(3) of ERISA;

          (ix) issue or sell any additional partnership or other equity interests in KBC, or securities or other interests convertible into or exchangeable for such partnership or other equity interests, or issue or grant any options, warrants, calls, subscription rights or other rights of any kind to acquire additional partnership or other equity interests or such securities or other interests;

          (x) permit any amendment to, or modification of, the KBC Partnership Agreement or Certificate of Limited Partnership of KBC; or

          (xi) enter into an agreement to do any of the foregoing.

          SECTION 6.02.  Access to Information.  (a)  From the date hereof until
                         ---------------------
the Effective Time, upon reasonable notice, KBC and the Partners shall, and shall cause the officers, directors, employees, auditors and agents of KBC and the Partners to, (i) afford the officers, employees and authorized agents and representatives of the Purchaser reasonable access, during normal business hours, to the offices, properties, books and records of KBC and (ii) furnish to the officers, employees and authorized agents and representatives of the Purchaser such additional financial and operating data and other information regarding the assets, properties, goodwill and business of KBC as the Purchaser may from time to time reasonably request; provided, however, that such
                                           --------  -------
investigation shall not unreasonably interfere with any of the businesses or operations of KBC or the Partners or any of their respective affiliates.

          (b) In order to facilitate the resolution of any claims made against or incurred by any of the Partners prior to the Effective Time, for a period of seven years after the Effective Time, the Purchaser shall (i) retain the books and records of KBC relating to periods prior to the Effective Time in a manner reasonably consistent with the prior practice of KBC and (ii) upon reasonable notice, afford the officers, employees and authorized agents and representatives of the Partners reasonable access (including the right to make, at the expense of the Partners, photocopies), during normal business hours, to such books and records.

          SECTION 6.03.  Confidentiality.  The terms of the letter agreement
                         ---------------
dated as of June 12, 1998 (the "Confidentiality Agreement") between KBC and the
                                -------------------------
Purchaser are hereby incorporated herein by reference and shall continue in full force and effect until the Effective Time, at which time such Confidentiality Agreement and the obligations of the Purchaser under this Section 6.03 shall terminate; provided, however, that the Confidentiality Agreement shall terminate
           --------  -------
only in respect of that portion of the information provided to the Purchaser by KBC or the Partners relating to the transactions contemplated by this Agreement or the Business or properties and assets of KBC. If this Agreement is, for any reason, terminated prior to the Effective Time, the Confidentiality Agreement shall continue in full force and effect. From and after the Closing, each of the Partners shall, and shall cause their respective Affiliates to, keep secret and retain in strictest confidence, and not use for the benefit of itself or others, all confidential information with respect to KBC and the Stations and the Business, including, without limitation, information with respect to (a) prospective facilities, (b) sales figures, (c) profit or loss figures, (d) customers, clients, suppliers, sources of supply and customer lists and (e) trade secrets (the "Confidential Company Information"), and shall not disclose
                    --------------------------------
such Confidential Company Information to anyone outside of the Purchaser and its Affiliates except with the Purchaser's express written consent.

          SECTION 6.04.  Regulatory Consents and Approvals; Third Party
                         ----------------------------------------------
Consents.
---------
(a) As promptly as practicable and no later than five Business Days after the date hereof, JSK, KBC and the Purchaser shall jointly file applications for the KCRA Station with the FCC requesting its consent to the transfer of control of the FCC Licenses for such Station from JSK to the Purchaser. JSK, KBC and the Purchaser will diligently take, or fully cooperate in the taking of, all necessary and proper steps, and provide any additional information reasonably requested in order to obtain promptly the requested consents and approvals of such applications by the FCC; provided, however, that none of the parties hereto
                              --------  -------
shall have any obligation to take any unreasonable steps to satisfy complainants, if any, or to participate in any evidentiary hearing or divest any of its or its Affiliates' other television broadcast stations or any other assets, except for television station KSBW-TV, Monterey-Salinas, California (the "KSBW Station") or any other station or media assets presently owned or
 ------------
subsequently acquired if such ownership would, upon acquisition of the KCRA station, violate the rules, regulations or policies of the FCC as in effect on the date hereof. All filing fees payable to the FCC shall be shared equally by KBC and the Purchaser.

          (b) As promptly as practicable after the date hereof, each of KBC and the Purchaser shall make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby and shall supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act.

          (c) Each of the Partners and KBC and the Purchaser shall use its commercially reasonable efforts to obtain all other consents and approvals of all other federal, state and local regulatory bodies and officials that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement and will cooperate fully with the other party in promptly seeking to obtain all such other consents and approvals. The parties hereto will not take any action that will have the effect of delaying, impairing or impeding the receipt of any such required approvals.

          (d) Each of the Partners, KBC and the Purchaser shall use its commercially reasonable efforts to obtain all other consents required of third persons to consummate the transactions contemplated by this Agreement, including the consent of (i) the agent and, if necessary, requisite financial institutions, with respect to the release of KBC under the Credit Agreements and
(ii) National Broadcasting Company, Inc. ("NBC"), in connection with the Network
                                           ---
Affiliation Agreement (the "NBC Affiliation Agreement"), dated December 15,
                            -------------------------
1995, between KBC and NBC. Without limiting the generality of the foregoing, the Purchaser (i) shall provide such financial statements and other financial information with respect to the Purchaser as may reasonably be requested, and
(ii) if requested by NBC, shall agree, in writing in form and substance satisfactory to NBC, as the case may be, to assume and perform the NBC Affiliation Agreement, as the case may be, in its entirety without limitation of any kind. The Purchaser shall use its commercially reasonable efforts to obtain the Lender's Consent (as hereinafter defined).

          SECTION 6.05.  Investigation.  (a)  The Purchaser acknowledges and
                         -------------
agrees that (i) it has made its own inquiry and investigation into, and, based thereon, has formed an independent judgment concerning, KBC and the Business, and (ii) it has been furnished with or been given adequate access to such information about KBC and the Business as it has requested.

          (b) In connection with the Purchaser's investigation of KBC and the Business, the Purchaser has received from KBC and the Partners certain projections and other forecasts, plans and budgets for KBC. The Purchaser acknowledges that there are uncertainties inherent in attempting to make such projections, forecasts, plans and budgets, that the Purchaser is familiar with such uncertainties and is not relying upon such projections, forecasts, plans or budgets, that the Purchaser is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, plans and budgets so furnished to it, and that the Purchaser will not assert any claim against KBC, the Partners or any of their respective directors, officers, employees, agents, stockholders, affiliates, consultants, counsel, accountants, investment bankers or representatives, or hold KBC, the Partners or any such persons liable, with respect thereto. Accordingly, KBC and the Partners make no representation or warranty with respect to any estimates, projections, forecasts, plans or budgets referred to in this Section 6.05, or any other representation or warranty with respect to the business, operations, assets, liabilities or financial condition of KBC other than as specifically set forth in this Agreement. Neither the Purchaser nor Merger Sub has relied or is relying on any statement, representation or warranty not made in this Agreement, any schedule hereto or any certificate to be delivered to the Purchaser at the Closing pursuant to this Agreement.

          SECTION 6.06.  Pre-Closing Transfer of Assets.  The Purchaser and
                         ------------------------------
Merger Sub acknowledge and agree that, between the date hereof and the Effective Time, KBC will transfer certain assets included in KBC's headquarters accounts as described in Section 6.06 of the KBC Disclosure Schedule to JSK on the terms described in Section 6.06 of the KBC Disclosure Schedule.

          SECTION 6.07.  Change of Name of Business.  From and after the
                         --------------------------
Effective Time, no part of the Business may be conducted using the name "Kelly Broadcasting Co." or any other name that includes, refers to, or suggests the Kelly family name. None of the Purchaser, Merger Sub or the Surviving Corporation or any of their respective affiliates shall use any signs, stationery, packaging, advertising or promotional materials or like materials or supplies that state or otherwise indicate thereon that the Business after the Effective Time is affiliated with any of Jon S. Kelly, Gregory G. Kelly or Robert E. Kelly or any business owned or operated by any of them.

          SECTION 6.08.  Release of Indebtedness.  Each of KBC, JSK and GGK
                         -----------------------
shall take all actions necessary to cause, prior to or simultaneously with the Effective Time, (i) KBC to be released from all obligations under the Credit Agreements and any other Indebtedness then existing, and (ii) the release and termination of all liens and encumbrances on, and security interest in, any and all of the assets, properties and Business of KBC under the Credit Agreements and any other Indebtedness then existing.

          SECTION 6.09.  Obtaining Funds Necessary to Pay Purchase Price.  The
                         -----------------------------------------------
Purchaser shall take all actions necessary to obtain the funds required to pay the Purchase Price at the Closing.

          SECTION 6.10.  Further Action.  Each of the parties hereto shall
                         --------------
execute and deliver such documents and other papers and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated hereby. Without limitation of the foregoing, each party will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to consummate and make effective the transactions contemplated by this Agreement and to satisfy the conditions of each other party hereunder.

          SECTION 6.11.  Cooperation on Financial Statements.  At the request
                         -----------------------------------
and sole expense of the Purchaser, KBC agrees, and the Partners agree to cause KBC, to provide (or, if requested by the Purchaser, KBC and the Partners shall cooperate with the Purchaser in the preparation of) as promptly as practicable such financial statements (audited or unaudited, as requested by the Purchaser) and other financial information relating to KBC as the Purchaser may reasonably request in order to comply with the requirements of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, and KBC and the Partners shall use their respective commercially reasonable efforts to cause KBC's current or former accountants to deliver any consent required in connection therewith.


                                  ARTICLE VII

                                EMPLOYEE MATTERS

          SECTION 7.01.  Continuation of Benefits.  For the two-year period
                         ------------------------
commencing at the Effective Time, the Purchaser agrees to provide all employees of KBC who are employees at the Effective Time with health, welfare and other employee benefits (excluding any benefit or plan which provides for an opportunity to acquire or invest in the equity of the employer or any of its Affiliates) that in the aggregate are substantially equivalent to, and no less favorable than, those provided to such employees immediately prior to the Effective Time and, with respect to those employees whose employment is governed by the terms of a collective bargaining agreement or employment agreement, such health, welfare and other employee benefits as are required by the terms of such agreement, as amended from time to time. Except as provided in any employment agreement or collective bargaining agreement or otherwise as provided by applicable law, nothing in this Section 7.01 is intended to result in any employee of KBC being other than an "at-will" employee.

          SECTION 7.02.  Service Credit.  To the extent that service is relevant
                         --------------
for eligibility, vesting (and for purposes of holidays, sick days and vacation benefits, benefit accrual) under any retirement plan, employee benefit plan, program or arrangement established or maintained by the Purchaser or any of its Subsidiaries for the benefit of the employees of KBC, such plan, program or arrangement shall credit such employees for service on or prior to the Effective Time with KBC or any affiliate or predecessor thereof to the extent such service was credited under any corresponding KBC Benefit Plan maintained by KBC immediately prior to the Effective Time. With respect to any employee of KBC at the Effective Time or any dependent of any such employee, the Purchaser shall waive limitations on benefits relating to any pre-existing conditions of such employee or dependent to the extent such employee or dependent received coverage with respect to such condition under a KBC Benefit Plan prior to the Effective Time. The Purchaser shall recognize, for purposes of annual deductible and out-of-pocket limits under its medical and dental plans, deductible and out-of-pocket expenses paid by employees and their dependents under the KBC Benefit Plans providing medical and dental benefits in which they participate in the calendar year in which the Merger occurs.

          SECTION 7.03.  Defined Contribution Plan.   As soon as practicable
                         -------------------------
after the Effective Time, the Partners shall prepare and deliver to the Purchaser a schedule listing the employees of KBC who were participants in the Kelly Group Tax Deferred Investment Plan (the "KBC DC Plan") at the Effective
                                               -----------
Time. Immediately prior to the Effective Time, KBC shall cease to sponsor or otherwise be a party to the KBC DC Plan. The Partners shall cause the trustee of the KBC DC Plan to transfer, in accordance with Section 414(1) of the Code, to the trustee of a defined contribution plan designated by the Purchaser (the "Purchaser's DC Plan") an amount equal to the aggregate account balances of the
--------------------
KBC employees participating in the KBC DC Plan, including any reasonably documented loan obligation. To the extent that a loan obligation is transferred to the Purchaser's DC Plan, the Purchaser's DC Plan shall continue to accept repayments of such loan amounts and shall otherwise administer such loans in accordance with their terms and ERISA until such loan amounts are repaid or are defaulted. Other than with respect to the loan obligations (which shall be transferred in the form of promissory notes or other documentation thereof), the transfer shall be in cash or, with the consent of the Purchaser, property equal to the value of the account balances on the date of transfer, which shall occur as soon as reasonably practicable after the Effective Time. Upon such transfer, the Purchaser's DC Plan shall assume the liabilities to pay benefits represented by such transferred account balances but shall have no other liabilities or obligations with respect to the KBC DC Plan. KBC shall cause the employees to be fully vested in their account balances under the KBC DC Plan as of the Effective Time.

          SECTION 7.04.  Section 125 Plan.  The Partners shall cause all
                         ----------------
contributions under The Kelly Group Section 125 Plan with respect to KBC employees not yet paid out as benefits under such plan at the Effective Time to be transferred to, or continue to be the property of, KBC under a plan that is intended to satisfy Section 125 of the Code following the Effective Time and which is maintained for the benefit of KBC employees containing substantially similar terms to The Kelly Group Section 125 Plan.

                                 ARTICLE VIII

                                  TAX MATTERS

          SECTION 8.01.  General.  For purposes of this Article VIII, the term
                         -------
"Income Taxes" shall mean all Taxes in the nature of income and franchise taxes
 ------------
imposed by the United States federal, state or local governmental authority, and the term "Non-Income Taxes" shall mean all Taxes other than Income Taxes.
          ----------------

          SECTION 8.02.  Allocation of Tax Liabilities; Tax Indemnities.  (a)
                         ----------------------------------------------
JSK and GGK (the "Indemnifying Partners"), severally and not jointly, shall be
                  ---------------------
responsible for all Taxes imposed on KBC with respect to any taxable period that ends at or before the Effective Time, and in the case of any taxable period that includes the Effective Time but does not end at the Effective Time (a "Straddle
                                                                       --------
Period"), the Indemnifying Partners shall be responsible for the Taxes allocable
------
to the portion of the taxable period that ends at the Effective Time, as determined in subparagraph (d) below.

          (b) The Indemnifying Partners, severally and not jointly, agree to indemnify the Purchaser against all Taxes imposed on KBC with respect to any taxable period that ends at or before the Effective Time or, in the case of any Straddle Period, the Taxes allocable to the portion of the taxable period that ends at the Effective Time, as determined in (d) below, in excess of the amount of Taxes taken into account in the Statement of Working Capital.

          (c) Payment by the Partners of any amount due under this Section 8.02 shall be made within ten days following written notice by the Purchaser that payment of such amounts to the appropriate tax authority is due, provided that
                                                                 --------
the Partners shall not be required to make any payment earlier than two days before it is due to the appropriate tax authority. If the Partners receive an assessment or other notice of Tax due with respect to KBC for any period ending at or before the Effective Time for which the Partners are not responsible, in whole or in part, pursuant to this Section 8.02 because all or a part of such Tax does not exceed the amount taken into account in the Statement of Working Capital, and the Partners pay such Tax, then the Purchaser shall pay to the Partners, in accordance with the first sentence of this Section 8.02(c), the amount of such Tax for which the Partners are not responsible. In the case of a Tax that is contested in accordance with the provisions of Section 8.04, payment of the Tax to the appropriate tax authority will not be considered to be due earlier than the date a final determination to such effect is made by the appropriate taxing authority or a court.

          (d) For purposes of this Agreement, in the case of any Tax that is payable for a Straddle Period, the portion of such Tax payable for the period ending at the Effective Time shall be:

          (i) in the case of Taxes that are either (x) based upon or related to income or receipts, or (y) imposed in connection with any sale or other transfer or assignment of property (real or personal, tangible or intangible) (other than conveyances pursuant to this Agreement, as provided under Section 8.05), deemed equal to the amount which would be payable if the taxable year ended at the Effective Time (except that, solely for purposes of determining the marginal tax rate applicable to income or receipts during such period in a jurisdiction in which such tax rate depends upon the level of income or receipts, annualized income or receipts may be taken into account if appropriate for an equitable sharing of such Taxes); and

          (ii) in the case of Taxes not described in subparagraph (i) that are imposed on a periodic basis and measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction the numerator of which is the number of calendar days in the period ending at the Effective Time and the denominator of which is the number of calendar days in the entire period.

          SECTION 8.03.  Tax Returns.  (a)  The Partners shall prepare, or cause
                         -----------
to be prepared, all Income Tax Returns required to be filed with respect to the short taxable year of KBC ending at the Effective Time.

          (b) With respect to Non-Income Taxes, the Partners shall prepare and file or otherwise furnish to the appropriate party (or cause to be prepared and filed or so furnished) in a timely manner all such Returns relating to KBC that are due on or before, or relate to any taxable period ending at or before the Effective Time (and the Purchaser shall do the same for any other Returns). Returns of KBC not yet filed for any taxable period that begins before the Effective Time shall be prepared, and each item thereon treated, in a manner consistent with past practices employed with respect to KBC (except to the extent counsel for the Purchaser determines that there is no reasonable basis in law therefor or determines that a Return cannot be so prepared and filed or an item so reported without being subject to penalties). With respect to any Return required to be filed by the Purchaser or the Partners with respect to KBC and as to which an amount of Tax is allocable to the other party under Section 8.02(d), the filing party shall provide the other party and its authorized representatives with a copy of such completed Return and a statement certifying the amount of Tax shown on such Return that is allocable to such other party pursuant to Section 8.02(d), together with appropriate supporting information and schedules at least 10 Business Days prior to the due date (including any extension thereof) for the filing of such Return, and such other party and its authorized representatives shall have the right to review and comment on such Return and statement prior the filing of such Return.

          SECTION 8.04.  Refunds and Tax Benefits.  (a)  The Purchaser shall
                         ------------------------
promptly pay to the Indemnifying Partners any refund or credit (including any interest paid or credited with respect thereto) received by the Purchaser or KBC of Taxes (i) relating to taxable periods or portions thereof ending at or before the Effective Time or (ii) attributable to an amount paid by the Indemnifying Partners under Section 8.02 hereof. The Purchaser shall, if the Indemnifying Partners so request and at the Indemnifying Partners' expense, cause the relevant entity to file for and obtain any refund to which the Indemnifying Partner is entitled under this Section 8.04. The Purchaser shall permit the Indemnifying Partners to control (at the Indemnifying Partners' expense) the prosecution of any such refund claimed, and shall cause the relevant entity to authorize by appropriate power of attorney such persons as the Indemnifying Partners shall designate to represent such entity with respect to such refund claimed. In the event that any refund or credit of Taxes for which a payment has been made pursuant to this Section 8.04(a) is subsequently reduced or disallowed, the Indemnifying Partners shall indemnify and hold harmless the payor for any Tax liability, including interest and penalties, assessed against such payor by reason of the reduction or disallowance.

          (b) Any amount otherwise payable by the Indemnifying Partners under
Section 8.02 shall be (i) reduced by any Tax benefit to the Purchaser or KBC for a period or portion thereof beginning after the Effective Time (a "Post-
                                                                   ----
Effective Time Tax Benefit") that arose in connection with any underlying
--------------------------
adjustment resulting in the obligation of the Purchaser or KBC to pay Taxes for which the Indemnifying Partners are responsible under Section 8.02 (such as a timing adjustment resulting in a Tax deduction for KBC for a period after the Effective Time) or the payment of such Taxes and (ii) increased by the Tax cost to Purchaser or KBC of the payments for which the Indemnifying Partners are responsible under Section 8.02 (a "Post-Effective Time Tax Cost"). If a payment
                                   ----------------------------
is made by the Indemnifying Partners in accordance with Section 8.02, and if in a subsequent taxable year a Post-Effective Time Tax Benefit or Post-Effective Time Tax Cost is realized by the Purchaser or KBC (that was not previously taken into account pursuant to the preceding sentence), the Purchaser or KBC shall pay to the Indemnifying Partners or the Indemnifying Partners shall pay to the Purchaser, as appropriate, at the time of such realization the amount of such Post- Effective Time Tax Benefit or Post-Effective Time Tax Cost to the extent that the Post-Effective Time Tax Benefit or Post-Effective Time Tax Cost would have resulted in a reduction or increase in the amount paid by the Indemnifying Partners under Section 8.02 if the Post-Effective Time Tax Benefit or Post-Effective Time Tax Cost had been obtained in the year of such payment. A Post-Effective Time Tax Benefit or Post-Effective Time Tax Cost will be considered to be realized for purposes of this Section 8.04 at the time that it is reflected on a Tax Return of the Purchaser or KBC.

          SECTION 8.05.  Contests.  (a)  After the Effective Time, the Purchaser
                         --------
shall promptly notify the Partners in writing of the commencement of any Tax audit or administrative or judicial proceeding or of any demand or claim on the Purchaser or KBC which, if determined adversely to the taxpayer or after the lapse of time, would be grounds for indemnification under Section 8.02. Such notice shall contain factual information (to the extent known to the Purchaser or KBC) describing the asserted Tax liability in reasonable detail and shall include copies of any notice or other document received from any taxing authority in respect of any such asserted Tax liability. If the Purchaser fails to give the Partners prompt notice of an asserted Tax liability as required by this Section 8.05, then (i) if the Partners are precluded by the failure to give prompt notice from contesting the asserted Tax liability in both the administrative and judicial forums, then the Partners shall not have any obligation to indemnify for any loss arising out of such asserted Tax liability, and (ii) if the Partners are not so precluded from contesting but such failure to give prompt notice results in a detriment to the Partners, then any amount which the Partners are otherwise required to pay the Purchaser pursuant to Section 8.02 with respect to such liability shall be reduced by the amount of such detriment.

          (b) The Partners shall control in their sole and absolute discretion, and the Purchaser and KBC shall cooperate with the Partners with respect to, any audit, controversy or administrative or judicial proceeding relating to Income Tax Returns of KBC or the Partners for any taxable period ending at or before the Effective Time.

          (c) The Partners may elect to control any audit, claim for refund and administrative or judicial proceeding involving any asserted Non-Income Tax liability with respect to which indemnity may be sought under Section 8.02 (any such audit, claim for refund or proceeding relating to an asserted Tax liability is referred to herein as a "Contest"). If the Partners elect to direct a
                            -------
Contest, they shall, within 30 calendar days of receipt of the notice of asserted Tax liability, notify the Purchaser of their intent to do so, and the Purchaser shall cooperate and shall cause KBC or its successor to cooperate, at the expense of the Partners, in each phase of such Contest. If the Partners elect not to control the Contest, fail to notify the Purchaser of their election as herein provided or contest their obligation to indemnify under Section 8.02, the Purchaser or KBC may pay, compromise or contest, at its own expense, such asserted liability. However, in such case, neither the Purchaser nor KBC may settle or compromise any asserted liability over the objection of the Partners; provided, however, that consent to settlement or compromise shall not be
--------  -------
unreasonably withheld. In any event, the Partners may participate, at their own expense, in the Contest. If the Partners choose to direct the Contest, the Purchaser shall promptly empower and shall cause KBC or its successor promptly to empower (by power of attorney and such other documentation as may be appropriate) such representatives of the Partners as it may designate to represent the Purchaser or KBC or its successor in the Contest insofar as the Contest involves an asserted Tax liability for which the Partners would be liable under Section 8.02.

          SECTION 8.06.  Conveyance Taxes.  One-half of all transfer,
                         ----------------
documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred or payable by the Partners or KBC in connection with this Agreement (including any real property transfer tax and any similar Tax, whether or not based on income) shall be borne and paid by the Purchaser, and the Purchaser shall, at the Purchaser's expense, file all necessary Tax returns and other documentation with respect to all such Taxes and fees. If required by applicable law, the Purchaser will, and will cause any entities the Purchaser controls to, join in the execution of such Tax Returns and other documentation.

          SECTION 8.07.  Cooperation on Tax Matters.  Each of the Partners and
                         --------------------------
Purchaser shall cooperate fully, as and to the extent reasonably requested by any other party, in connection with the preparation and filing of any Tax return, statement, report or form, any audit, litigation or other proceeding with respect to Taxes. As provided in Section 6.02(b), such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees or representatives available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

          SECTION 8.08. Allocation of KBC Purchase Price.  (a) Within 30 days
                        --------------------------------
prior to the Closing, the Purchaser shall provide the Partners with a proposed allocation of the KBC Purchase Price among the assets of KBC. Within 15 days prior to the Closing, the Partners shall provide the Purchaser with written notification whether they agree with such allocation, and, if the Partners do not agree with such allocation, shall provide the Purchaser with a proposed allocation. If the parties are unable to agree on an allocation of the KBC Purchase Price, the allocation shall be determined by independent appraisers that shall determine the allocation of the KBC Purchase Price, and such allocation shall be binding on the parties. The independent appraisers shall be a firm experienced in valuing television stations. The independent appraiser selected by the Purchaser shall value all assets other than equipment, and the independent appraiser selected by the Partners shall value the equipment. The cost of any such independent appraisal shall be borne by the party selecting the independent appraiser. The final allocation as determined under this Section 8.08(a) shall be referred to as the "Allocation."
                                     ----------

          (b) The Purchaser and the Partners agree to (i) be bound by the Allocation, (ii) act in accordance with the Allocation in the preparation of financial statements and filing of all Tax Returns (including filing Form 8594) and in the course of any Tax audit, Tax review or Tax litigation relating thereto and (iii) take no position and cause their Affiliates to take no position inconsistent with the Allocation for all Tax and accounting purposes.

          (c) Not later than 30 days prior to the filing of their respective Forms 8594 relating to this transaction, each party shall deliver to the other party a copy of its Form 8594 which shall be identical in all respects to the Allocation except as may be manifestly required to take into account changes in the types or values of the assets of KTC occurring subsequent to the date of the Agreement and at or prior to the Effective Time.

          SECTION 8.09.  Miscellaneous.  (a)  The parties agree to treat all
                         -------------
payments made under this Article VIII or Article X as adjustments to the KBC Purchase Price for Tax purposes except to the extent such treatment is clearly not consistent with established laws.

          (b) Except as expressly provided otherwise and except for the representations contained in Section 3.15 of this Agreement, this Article VIII shall be the sole provision governing Tax matters and indemnities therefor under this Agreement.

          (c) For purposes of this Article VIII, all references to the Purchaser, the Partners and KBC include successors thereto.

          (d) For federal and state income tax purposes, the parties agree to treat the Merger as a sale by KBC of its assets and business.


                                   ARTICLE IX

                            CONDITIONS TO THE MERGER

          SECTION 9.01.  Conditions to Obligations of KBC and the Partners.  The
                         -------------------------------------------------
obligations of KBC and the Partners to consummate the Merger shall be subject to the fulfillment or waiver, at or prior to the Effective Time, of each of the following conditions:

          (a) Representations and Warranties; Covenants.  The representations
              -----------------------------------------
     and warranties of the Purchaser and Merger Sub contained in this Agreement shall be true and correct as of the Effective Time, with the same force and effect as if made as of the Effective Time other than such representations and warranties as are made as of another date which shall be true as of such other date (except where the failure to be so true and correct would not have a material adverse effect on the ability of the Purchaser and Merger Sub to consummate the transactions contemplated by this Agreement), and all covenants contained in this Agreement to be complied with by the Purchaser and Merger Sub on or before the Effective Time shall have been complied with in all material respects, and the Partners shall have received a certificate of the Purchaser and Merger Sub to such effect, in each case signed by a duly authorized officer thereof; provided, however,
                                                             --------  -------
     that for purposes of the indemnification obligations pursuant to Section
     10.03 hereof in respect of such certificate the qualification and "material adverse effect" pursuant to the parenthetical above shall be disregarded;

          (b) HSR Act.  Any waiting period (and any extension thereof) under the
              -------
     HSR Act applicable to the Merger shall have expired or shall have been terminated;

          (c) No Order.  No United States or state governmental authority or
              --------
     other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however, that the parties hereto shall use
                         --------  -------
     their best efforts to have any such order or injunction vacated;

          (d) FCC Order.  The FCC shall have issued the FCC Order and any
              ---------
     condition or action required to be satisfied or taken to legally effect the Merger in compliance with the FCC Order shall have been so satisfied or taken (provided, that in no event shall the foregoing require the
            --------
     satisfaction of any condition or the taking of any action that could under the terms of the FCC Order be so satisfied or taken subsequent to consummation of the Merger); provided, however, that the FCC Order shall
                                   --------  -------
     have been issued without the imposition of any condition or restriction that would (i) require the divestiture of any of the television stations or other assets of the Purchaser or any of its Affiliates other than the KSBW Station or any other station or media assets presently owned or subsequently acquired if such ownership would, upon acquisition of the KCRA Station, violate the rules, regulations and policies of the FCC as in effect on the date hereof or (ii) reasonably be expected to have a Material Adverse Effect, a material adverse effect on the Purchaser and its Subsidiaries taken as a whole or a material adverse effect on the Surviving Corporation and its Subsidiaries taken as a whole. As used in this Agreement, the term "FCC Order" means an order or decision of the FCC that
                          ---------
     grants, without material adverse condition, all consents or approvals required under the Communications Act for the transfer of control of all FCC Licenses held by KBC to the Purchaser and/or Merger Sub and the consummation of the Merger and the other transactions contemplated by this Agreement, whether or not any appeal or request for reconsideration or review of such order is pending, or whether the time for filing any such appeal or request for reconsideration or review, or for any sua sponte action by the FCC with similar effect, has expired. The following shall be deemed not to be material adverse conditions for purposes of the definition
     of FCC Order:   a condition by the FCC that the Closing not occur until the grant of applications for renewal of the FCC License for the KCRA Station;

          (e) Consents Under Credit Agreements.  All necessary consents required
              --------------------------------
     under the Credit Agreements for the consummation of the transactions contemplated by this Agreement shall have been obtained; and

          (f) Opinion of Counsel.  The Partners shall have received the opinion
              ------------------
     of counsel to the Purchaser, dated as of the date of the Closing, in form and substance customary for transactions of the type contemplated by this Agreement and reasonably satisfactory to the Partners.

          SECTION 9.02.  Conditions to Obligations of the Purchaser and Merger
                         -----------------------------------------------------
Sub.  The obligations of the Purchaser and Merger Sub to consummate the Merger
---
shall be subject to the fulfillment or waiver, at or prior to the Effective Time, of each of the following conditions:

          (a) Representations and Warranties; Covenants.  The representations
              -----------------------------------------
     and warranties of KBC and the Partners contained in this Agreement shall be true and correct as of the Effective Time, with the same force and effect as if made as of the Effective Time other than such representations and warranties as are made as of another date which shall be true as of such other date (except where the failure to be so true and correct would not have a Material Adverse Effect or a material adverse effect on the ability of KBC to consummate the transactions contemplated by this Agreement), and all covenants contained in this Agreement to be complied with by KBC and the Partners on or before the Effective Time shall have been complied with in all material respects, and the Purchaser shall have received a certificate of each of the Partners to such effect, in each case signed by a duly authorized officer thereof; provided, however, that for purposes of
                                        --------   -------
     the indemnification obligations pursuant to Section 10.02 hereof in respect of such certificate the qualifications of "Material Adverse Effect" and "material adverse effect" pursuant to the parenthetical above shall be disregarded;

          (b) HSR Act.  Any waiting period (and any extension thereof) under the
              -------
     HSR Act applicable to the Merger shall have expired or shall have been terminated;

          (c) No Order.  No United States or state governmental authority or
              --------
     other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal or otherwise restraining or prohibiting consummation of such transactions; provided, however, that the parties hereto shall use
                         --------  -------
     their best efforts to have any such order or injunction vacated;

          (d) FCC Order.  The FCC shall have issued (x) subject to any consent
              ---------
     required by the lenders under the Credit Agreement dated as of August 29, 1997, among Purchaser and the lenders named therein (the "Lenders'
                                                               --------
     Consent"), the FCC Order or (y) in the absence of the Lenders' Consent, the
     -------
     FCC Final Order, and any condition or action required to be satisfied or taken to legally effect the Merger in compliance with the FCC Order or the FCC Final Order, as applicable, shall have been so satisfied or taken (provided, that in no event shall the
                                      --------
     foregoing require the satisfaction of any condition or the taking of any action that could under the terms of the FCC Order or the FCC Final Order, as applicable, be so satisfied or taken subsequent to consummation of the Merger); provided, however, that the FCC Order or the FCC Final Order, as
              --------  -------
     applicable, shall have been issued without the imposition of any condition or restriction that would (i) require the divestiture of any of the television stations or other assets of the Purchaser or any of its Affiliates other than the KSBW Station or any other station or media asset presently owned or subsequently acquired if such ownership would, upon acquisition of the KCRA Station, violate the rules, regulations and policies of the FCC as in effect on the date hereof or (ii) reasonably be expected to have a Material Adverse Effect, a material adverse effect on the Purchaser and its subsidiaries taken as a whole or a material adverse effect on the Surviving Corporation and its subsidiaries taken as a whole;

          (e) Release of Indebtedness.  KBC shall have been released from all
              -----------------------
     obligations under the Credit Agreements and any other Indebtedness and all liens and encumbrances on, and security interests in, any and all of the assets and properties and Business of KBC under the Credit Agreements and any other Indebtedness shall have been released and terminated and KBC shall have delivered to the Purchaser evidence reasonably satisfactory to the Purchaser to such effect;

          (f) Opinion of Counsel.  The Purchaser and Merger Sub shall have
              ------------------
     received the opinion of counsel to KBC and the Partners, in form and substance customary for transactions of the type contemplated by this Agreement and reasonably satisfactory to the Purchaser;

          (g) Third Party Consents.  KBC shall have obtained the consents (or in
              --------------------
     lieu thereof, waivers) of third parties to the consummation of the transactions contemplated by this Agreement required under the agreements set forth in Section 9.02(g) of the KBC Disclosure Schedule; and

          (h) Renewal Applications.  The currently pending applications for
              --------------------
     renewal of the FCC licenses for the Stations shall have been granted for a full license term without the imposition of any condition or restriction that would reasonably be expected to have a Material Adverse Effect, a material adverse effect on the Purchaser and its subsidiaries taken as a whole or a material adverse effect on the Surviving Corporation and its subsidiaries taken as a whole.

                                   ARTICLE X

                                INDEMNIFICATION

          SECTION 10.01.  Survival of Representations and Warranties.  The
                          ------------------------------------------
representations, warranties, covenants and agreements of KBC shall not survive the Effective Time. The representations and warranties of the other parties contained in this Agreement shall survive the Effective Time until 12 months after the Effective Time except for the representations and warranties set forth in (a) Sections 3.03, 3.15 and 4.04 which shall survive the Effective Time until the expiration of applicable statutes of limitations with respect to the subject matter thereof and (b) Section 3.18 which shall survive for 24 months after the Effective Time.

          SECTION 10.02.  Indemnification by the Indemnifying Partners.  (a) The
                          --------------------------------------------
Purchaser, its Affiliates and their respective directors, officers, employees and agents ("Purchaser Parties") shall be indemnified and held harmless,
             -----------------
severally and not jointly, by the Indemnifying Partners for any and all liabilities, damages, claims, costs and expenses actually suffered or incurred (including reasonable legal fees) (hereinafter a "Loss") by the Purchaser
                                                  ----
Parties arising out of or resulting from (i) the breach of any representation, warranty, covenant or agreement made by KBC or any Partner contained in this Agreement or in any certificate delivered at the Closing by any Partner to the Purchaser and (ii) any Indebtedness which is not canceled or released on or before the Effective Time or Deal Expenses paid by KBC or by the Surviving Corporation not already deducted from the Purchase Price. For purposes of clarity under Article VIII and this Article X, JSK and GGK shall, collectively, be responsible, severally and not jointly, for 100% of any Loss, with each party's indemnification obligations based upon its respective ownership interests in KBC relative to the other (i.e., JSK shall be responsible for 68.4856% of any Loss (65.0613% / .95) and GGK shall be responsible for the remaining 31.5144%). Anything in Section 10.01 to the contrary notwithstanding, no claim may be asserted nor any action commenced against the Indemnifying Partners for breach of any representation, warranty, covenant or agreement contained in this Agreement unless written notice of such claim or action is received by the Indemnifying Partners describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in Section 10.01, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date.

          (b) Notwithstanding anything to the contrary contained in this Agreement, (i) the maximum aggregate amount of indemnifiable Losses under clause
(i) of Section 10.02(a) (other than Losses arising out of or resulting from intentional acts to deceive or the breach of any representation or warranty contained in Section 3.03, 3.15 or 4.04 or any covenant or agreement contained in Section 2.10, 6.03 or 12.01 or in Article VIII) which may be recovered from both Indemnifying Partners arising out of or resulting from the causes enumerated in Section 10.02(a) shall be $70 million, (ii) no Indemnifying Partner shall be liable to indemnify the Purchaser for any indemnifiable Losses under clause (i) of Section 10.02(a) (other than Losses arising out of or resulting from intentional acts to deceive or the breach of any representation or warranty contained in Section 3.03, 3.15 or 4.04 or any covenant or agreement contained in Section 2.10, 6.03 or 12.01 or in Article
VIII) otherwise payable under clause (i) of Section 10.02(a) until such time as all such indemnifiable Losses shall aggregate to more than $2,500,000, and then the Indemnifying Partners shall only be liable for such indemnifiable Losses (other than Losses arising out of or resulting from intentional acts to deceive or the breach of any representation or warranty contained in Section 3.03, 3.15 or 4.04 or any covenant or agreement contained in Section 2.10, 6.03 or 12.01 or in Article VIII) in excess of $2,500,000 and (iii) no Indemnifying Partner shall have any liability for any other indemnifiable Losses under clause (i) of
Section 10.02(a) hereof (other than Losses arising out of or resulting from intentional acts to deceive or the breach of any representation or warranty contained in Section 3.03, 3.15, or 4.04 or any covenant or agreement contained in Section 2.10, 6.03 or 12.01 or in Article VIII) if such Losses relating to a single claim (or group of claims relating to the same facts or circumstances, event or transaction) does not exceed $20,000. For the purposes of this Section 10.02(b), in computing such individual or aggregate amounts of Losses, the amount of each Loss shall be deemed to be an amount (i) net of any Tax benefit to the Purchaser Parties and increased by any Tax cost to the Purchaser or any Affiliate thereof resulting from receipt of the indemnification payment and (ii) net of any insurance proceeds and any indemnity, contribution or other similar payment recoverable by any Purchaser Party from any third party with respect thereto. Payments by the Indemnifying Partners pursuant to Section 10.02(a) shall be limited to the amount of any Loss that remains after deducting therefrom (i) any Tax benefit to the Purchaser or any affiliate thereof, and
(ii) any insurance proceeds and any indemnity, contribution or other similar payment recoverable by the Purchaser Parties from any third party with respect thereto. A Tax benefit or cost will be considered to be recognized by the Purchaser Parties for purposes of this Section 10.02 in the Tax period in which the indemnity payment occurs, and the amount of the Tax benefit or cost shall be determined by assuming that each of the Purchaser Parties is in the maximum applicable statutory tax bracket after any deductions or other allowances reportable with respect to a payment hereunder.

          SECTION 10.03.  Indemnification by the Purchaser.  The Partners shall
                          --------------------------------
be indemnified and held harmless by the Purchaser for any and all Losses of the Partners arising out of or resulting from the breach of any representation, warranty, covenant or agreement made by the Purchaser or Merger Sub contained in this Agreement. JSK shall be indemnified and held harmless by the Purchaser for all liabilities or obligations of KBC to which JSK shall become subject because it is liable for such liabilities or obligations under the CRLPA in its capacity as general partner of KBC, but excluding any such liabilities or obligations for which the Purchaser Parties are entitled to be indemnified pursuant to

Section 10.02 or Article VIII of this Agreement. Anything in Section 10.01 to the contrary notwithstanding, no claim may be asserted nor any action commenced against the Purchaser under Section 10.03(a) for breach of any representation, warranty, covenant or agreement contained in this Agreement unless written notice of such claim or action is received by the Purchaser describing in reasonable detail the facts and circumstances with respect to the subject matter of such claim or action on or prior to the date on which the representation, warranty, covenant or agreement on which such claim or action is based ceases to survive as set forth in Section 10.01, irrespective of whether the subject matter of such claim or action shall have occurred before or after such date.

          SECTION 10.04.  Indemnification Procedures.  (a)  An indemnified party
                          --------------------------
shall give the indemnifying party notice of any matter which an indemnified party has determined has given or is reasonably likely to give rise to a right of indemnification under this Article X, within 60 days of such determination, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises; provided, however, that the
                                                    --------  -------
failure to provide such notice shall not release the indemnifying party from any of its obligations under this Article X except to the extent the indemnifying party is materially prejudiced by such failure and shall not relieve the indemnifying party from any other obligation or liability that it may have to any indemnified party otherwise than under this Article X. The obligations and liabilities of the indemnifying party under this Article X with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article X ("Third Party Claims") shall be
                                                 ------------------
governed by and contingent upon the following additional terms and conditions: if an indemnified party shall receive notice of any Third Party Claim, the indemnified party shall give the indemnifying party notice of such Third Party Claim within 30 days of the receipt by the indemnified party of such notice; provided, however, that the failure to provide such notice shall not release the
--------  -------
indemnifying party from any of its obligations under this Article X except to the extent the indemnifying party is materially prejudiced by such failure and shall not relieve the indemnifying party from any other obligation or liability that it may have to any indemnified party otherwise than under this Article X. The indemnifying party shall be entitled to assume and control the defense of such Third Party Claim at its expense and through counsel of its choice, reasonably satisfactory to the indemnified party, if it gives notice of its intention to do so to the indemnified party within five days of the receipt of such notice from the indemnified party. In the event the indemnifying party exercises the right to undertake any such defense against any such Third Party Claim as provided above, the indemnified party shall cooperate with the indemnifying party in such defense and make available to the indemnifying party, at the indemnifying party's expense, all witnesses, pertinent records, materials and information in the indemnified party's possession or under the indemnified party's control relating thereto as is reasonably required by the indemnifying party. Similarly, in the event the indemnified party is, directly or indirectly, conducting the defense against any such Third Party Claim, the indemnifying party shall cooperate with the indemnified party in such defense and make available to the indemnified party, at the indemnifying party's expense, all such witnesses, records, materials and information in the indemnifying party's possession or under the indemnifying party's control relating thereto as is reasonably required by the indemnified party. No such Third Party Claim may be settled by the indemnifying party without the written consent of the indemnified party (not to be unreasonably withheld) unless such settlement includes a full and unconditional release of the indemnified party; provided that the indemnified party may employ separate
                       --------
counsel and participate in the defense thereof.

          (b) From and after the Effective Time, the exclusive remedy of the Purchaser for breaches of representations, warranties, covenants and agreements of the Partners contained in this Agreement and for any and all liabilities, losses, claims, costs or damages whatsoever relating to this Agreement or the transactions contemplated hereby shall be pursuant to the indemnification provisions set forth in this Article X and Article VIII. In furtherance of the foregoing, the Purchaser hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against the Partners relating to the subject matter of this Agreement arising under or based upon any law. The Purchaser shall take all reasonable steps to mitigate all such liabilities and damages upon and after becoming aware of any event which could reasonably be expected to give rise to such liabilities and damages.

          SECTION 10.05.  Tax Matters.  Anything in this Article X to the
                          -----------
contrary notwithstanding, the rights and obligations of the parties with respect to indemnification for any and all Tax matters shall be governed by Article VIII.


                                   ARTICLE XI

                       TERMINATION, AMENDMENT AND WAIVER

          SECTION 11.01.  Termination.  This Agreement may be terminated at any
                          -----------
time prior to the Effective Time:

          (a) by the mutual written consent of the Purchaser, on the one hand, and the General Partner, on the other hand;

          (b) by the General Partner if the Purchaser or Merger Sub shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach is incapable of being cured or has not been cured within the 30 days after the giving of written notice by the General Partner to the Purchaser, except, in any case, such breaches could not be reasonably expected to affect adversely the ability of the Purchaser or the Merger Sub to complete the Merger;

          (c) by the Purchaser if KBC or the Partners shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach is incapable of being cured or has not been cured within 30 days after the giving of written notice by the Purchaser to the General Partner, except, in any case, such breaches which could not reasonably be expected to have a Material Adverse Effect or to affect adversely the ability of KBC or the Partners to complete the Merger; or

          (d) by the Purchaser, on the one hand, or the General Partner, on the other hand, if the Effective Time shall not have occurred prior to nine months after the date of this Agreement; provided, however, that the right
                                              --------  -------
     to terminate this Agreement under this Section 11.01(d) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Merger to occur prior to such date.

          SECTION 11.02.  Effect of Termination.  In the event of termination of
                          ---------------------
this Agreement as provided in Section 11.01, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto (i) except as set forth in Section 6.03 and Section 12.01 and (ii) nothing herein shall relieve any party from liability for any breach of any covenant or agreement contained herein or any willful breach of any representation or warranty.

          SECTION 11.03.  Waiver.  At any time prior to the Effective Time, the
                          ------
Purchaser, on behalf of itself and Merger Sub on the one hand, and the General Partner on behalf of KBC and the Partners on the other hand, may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby.


                                  ARTICLE XII

                               GENERAL PROVISIONS

          SECTION 12.01.  Expenses.  Except as provided in Section 2.01 and in
                          --------
clause (ii) of Section 10.02(a), all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this

Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Merger shall have occurred.

          SECTION 12.02.  Notices.  All notices, request, claims, demands and
                          -------
other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by courier service, by cable, by telecopy, by telegram, by telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12.02):

          (a)  if to KBC or the Partners:

               Kelly Broadcasting Co.
               3 Television Circle
               Sacramento, CA  95814
               Attention:  Jon S. Kelly
               Telecopier:  (916) 325-3711

               with a copy to:

               Shearman & Sterling
               555 California Street, Suite 2000
               San Francisco, CA  94104
               Attention:  Christopher D. Dillon, Esq.
               Telecopier: (415) 616-1199

          (b)  if to the Purchaser or Merger Sub:

               Hearst-Argyle Television, Inc.
               959 Eight Avenue
               New York, NY  10106
               Attention:  Dean H. Blythe
               Telecopier:  (212) 489-2314
               with a copy to:

               Rogers & Wells LLP
               200 Park Avenue
               New York, NY  10166
               Attention:  Steven A. Hobbs, Esq.
               Telecopier:  (212) 878-8375

          SECTION 12.03.  Public Announcements.  No party to this Agreement
                          --------------------
shall make any public announcements in respect of this Agreement or the transactions contemplated hereby or otherwise communicate with any news media (except as required by law or under the rules of any exchange on which the shares of any party hereto are listed or traded) without the prior written consent (not to be unreasonably withheld) of the other party, and the parties shall cooperate as to the timing and contents of any such announcement.

          SECTION 12.04.  Headings.  The headings contained in this Agreement
                          --------
are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          SECTION 12.05.  Severability.  If any term or other provision of this
                          ------------
Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

          SECTION 12.06.  Entire Agreement.  This Agreement constitutes the
                          ----------------
entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, other than the Confidentiality Agreement and the Guaranties, among KBC, the Partners, the Purchaser and Merger Sub with respect to the subject matter hereof and except as otherwise expressly provided herein.

          SECTION 12.07.  Assignment.  This Agreement shall not be assigned by
                          ----------
operation of law or otherwise and any purported assignment in violation hereof shall be null and void.

          SECTION 12.08.  No Third-Party Beneficiaries.  Except as provided in
                          ----------------------------
Articles VIII and X, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

          SECTION 12.09.  Amendment.  This Agreement may not be amended or
                          ---------
modified except by an instrument in writing signed by the General Partner, on behalf of itself, KBC and the other Partners, and the Purchaser, on behalf of itself and Merger Sub.

          SECTION 12.10.  Governing Law.  This Agreement shall be governed by,
                          -------------
and construed in accordance with, the laws of the State of California applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in a California state or federal court sitting in the City of Sacramento or San Francisco, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

          SECTION 12.11.  Counterparts.  This Agreement may be executed in one
                          ------------
or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.



             (REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK)

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                     KELLY BROADCASTING CO.

                                     By:  J.S. Kelly L.L.C., its General Partner


                                     By:  /s/ Jon S. Kelly
                                          -------------------------
                                          Name: Jon S. Kelly
                                          Title: Managing Member

                                     J.S. KELLY L.L.C.


                                     By:  /s/ Jon S. Kelly
                                          -------------------------
                                          Name: Jon S. Kelly
                                          Title: Managing Member

                                     G.G. KELLY L.L.C.

                                     By:  /s/ Gregory G. Kelly
                                          -------------------------
                                          Name: Gregory G. Kelly
                                          Title: Managing Member

                                     ROBERT E. KELLY


                                          /s/ Robert E. Kelly
                                          -------------------------

                                     HEARST-ARGYLE TELEVISION, INC.


                                     By:  /s/ Dean H. Blythe
                                          -------------------------
                                          Name: Dean H. Blythe
                                          Title: Senior Vice President,
                                          Secretary, and General Counsel

                                     KELLY ACQUISITION CORP.


                                     By:  /s/ Dean H. Blythe
                                          -------------------------
                                          Name: Dean H. Blythe
                                          Title: Senior Vice President
                                          and Secretary